As filed with the Securities and Exchange Commission on January 19, 2007

Registration Number 333-125339

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EARTHFIRST TECHNOLOGIES, INCORPORATED

(Name of Small Business Issuer in its Charter)

Florida	3990	59-3462501
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer) Identification No.

2515 Hanna Avenue, Tampa, Florida 33610 (813) 238-5010
(Address and telephone number of principal executive offices)

Copies to:

Darrin M. Ocasio, Esq.

Yoel Goldfeder, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas, 21st Floor

New York, New York 10018

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value per share	19,000,000	(2)	$0.22	(3)	$4,180,000.00	$491.99
Common Stock, $.0001 par value per share, issuable upon conversion of convertible notes	31,578,948	(2)	$0.22	(3)	$6,947,368.56	$817.71
Common Stock, $.0001 par value per share, issuable upon exercise of common stock purchase warrants	16,744,185		$0.255	(4)	$4,269,767.18	$502.55
Common Stock, $.0001 par value per share, issuable upon exercise of common stock options	8,356,002		$0.01	(4)	$83,560.02	$9.84
Total	75,679,135				$15,480,695.76	$1,822.09

(1)	Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes, the exercise of warrants and the exercise of options held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes, the exercise of warrants and the exercise of options. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2)	Includes a good faith estimate of the shares underlying the secured convertible notes to account for market fluctuations.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 13, 2005, which was $0.22 per share.
(4)	Calculated in accordance with Rule 457(g)(1).

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated January 19, 2007

EARTHFIRST TECHNOLOGIES, INCORPORATED

75,679,135 Shares of Common Stock

The selling stockholder named in this prospectus are offering to resell up to 75,679,135 shares of common stock of EarthFirst Technologies, Incorporated, including up to 19,000,000 shares of common stock, 21,052,632 shares of common stock underlying secured convertible notes, 11,162,790 shares of common stock underlying warrants to purchase common stock, 5,570,668 shares of common stock underlying options to purchase common stock which were previously issued by us to the selling stockholder in private transactions and 18,893,045 shares as a good faith estimate of additional shares that may be issued to the selling stockholder pursuant to our obligations under a registration rights agreement. We will not receive any proceeds from the resale of shares of our common stock.

Our common stock currently trades on the Over the Counter Bulletin Board (“OTC Bulletin Board”) under the symbol “EFTI”.

On January 18, 2007, the last reported sale price for our common stock on the OTC Bulletin Board was $0.05 per share.

The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling stockholder is offering these shares of common stock. The selling stockholder may resell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholder will receive all proceeds from the sale of the common stock. For additional information on the methods of resale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________, 2007

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our common stock. EarthFirst Technologies, Incorporated is referred to throughout this prospectus as “EarthFirst” “we” or “us.”

General

We were incorporated in the State of Florida in 1997. We are a specialized holding company engaged in the research, development and commercialization of technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste. We are committed to technologies that will produce economically and environmentally superior products from carbon-rich solid and liquid materials considered wastes. As part of our efforts, we are also attempting to develop and commercialize applications of our technologies for the efficient production of alternative fuels. Additional applications of our technologies are focused on the environmentally desirable processing, destruction, purification, and/or remediation of harmful liquid and solid wastes. We also supply electrical contracting services through Electric Machinery Enterprises, Inc., a wholly owned subsidiary acquired in August of 2004. Electric Machinery is a 75 year old electrical contracting company with well established relationships in the construction industry in North, Central and South America as well as the Caribbean islands and various parts of Europe. The types of electrical contracting work performed ranges from small service related repairs and installation to multi-million dollar contracts sometimes spanning multiple years. Current contracts in progress are being performed primarily in Florida and in the Caribbean

We maintain our principal executive offices at 2515 Hanna Avenue, Tampa, Florida 33610 and our phone number is (813) 238-5010 and our facsimile number is (813) 238-8490. We maintain an internet web site at http://www.earthfirsttech.com. The information on our web site is not part of this prospectus. You can review our periodic public filings including financial statements at the Securities and Exchange Commission (“SEC”) internet web site at http://www.sec.gov.

This Offering

Shares offered by Selling Stockholder	Up to 75,679,135 shares of common stock, including 24,013,601 shares of common stock, 21,052,632 shares of common stock issuable upon conversion of secured convertible notes, 11,162,790 shares of common stock issuable upon the exercise of warrants and 19,450,112 shares as a good faith estimate of additional shares that may be issued to the selling stockholder pursuant to our obligations under a registration rights agreement.

Common Stock to be outstanding after the offering	635,832,783*

Use of Proceeds	We will not receive any proceeds from the resale of the common stock. However, we will receive the exercise price of any common stock we sell to the selling stockholder upon exercise of the warrants and options. We expect to use the proceeds received from the exercise of their warrants and options, if any, for general working capital purposes.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 2.

OTC Bulletin Board Trading Symbol	EFTI

* The above information regarding common stock to be outstanding after the offering is based on 604,010,294 shares of common stock outstanding as of January 18, 2007 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholder.

To obtain funding for general corporate purposes we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation (“Laurus”), pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus include the following:

•	a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

•	a secured convertible term note with a principal amount of $3,000,000;
•	a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and
•	an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years

At the closing of the foregoing financing from Laurus, on March 31, 2005, we received $3,000,000 in connection with the convertible term note. In addition, we are permitted to borrow an aggregate principal amount not to exceed $5,000,000, based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus. As of January 18, 2007 the principal amount outstanding under the revolving note is $4,000,000.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”

Risks Related to Our Business :

We have had a history of losses and may never commercialize any of our products or services or earn a profit.

We have incurred losses since we were formed. At December 31, 2005, our accumulated deficit was $(67,675,072). Our losses to date have resulted principally from expenses incurred in our research and development programs, including beta testing, and from general and administrative and sales and marketing expenses. Our first revenues from operations were generated in the fourth quarter of 2004, subsequent to our acquisition of Electric Machinery Enterprises, Inc. We do not expect to incur substantial net losses for the foreseeable future as a result of this acquisition and the prospect of finally commercializing our solid waste technology products. We cannot predict the extent of future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our electrical contracting business or the sale of our solid waste technology products or attain profitability, we will not be able to sustain operations.

We may need to raise additional capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development programs or collaboration efforts.

To date, our sources of cash have been primarily limited to related party funding and the sale of our equity securities. On March 30, 2005, we closed on an $8,000,000 credit facility as a committed source of capital. If in the future, our capital resources are insufficient to meet future requirements, we may have to raise additional funds to continue the development, commercialization, marketing and sale of our technologies.

We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

We have a limited operating history which makes it difficult to analyze our future prospects.

We were organized on August 4, 1997 and up until 2004 when we acquired both World Environmental Solutions Company, Inc. and Electric Machinery Enterprises, Inc., we have conducted only limited operations consisting of negotiating licenses to use our technologies, further research and development, including beta testing, and limited sales efforts. Subsequent to the acquisition of these two subsidiaries, we have generated a consistent revenue stream from electrical contracting and have moved closer to the commercialization of our solid waste technologies. However, there are no assurances that can be given that we will develop a marketing and sales program which will generate significant revenues from the licensing and sales of our solid waste technologies.

Improvements or changes in technology may make our products obsolete or difficult to sell at a profit or at all.

There are many competitors seeking to develop efficient means of recycling and disposing of various forms of solid wastes. The effect of numerous federal and state environmental regulations has been to encourage the originators of the waste, governmental entities, and entrepreneurial enterprises to seek to develop more effective and efficient solutions. It is therefore always possible that competitors might develop more effective and efficient waste treatment processes that would render the Company’s technology obsolete.

We have limited manufacturing experience and will rely upon third party contract manufacturers.

To be successful, we must manufacture, or contract with third parties for the manufacture of our current and future products in sufficient quantities and on a timely basis, while maintaining product quality and acceptable manufacturing costs. Should for some reason our third party manufacturers be unable to fulfill their obligation to us, or are no longer able to obtain key elements from a supplier, this could cause us a delay in producing solid waste systems for sale or distribution. These delays could adversely affect our operations or sales or make continued operations or sales unprofitable.

The nature of our products subjects us to product liability risks and any liability for damages resulting from product liability may have a material adverse effect on our business and operating results.

A malfunction of or design defect in certain of our products or improper design, construction, installation or servicing of facility and equipment infrastructure could result in liability, tort or warranty claims. Although we attempt to reduce the risk of exposure from such claims through warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance, we cannot assure you that these measures will be effective in limiting our liability for any damages. Any liability for damages resulting from product malfunctions or services provided could be substantial and could have a material adverse effect on our business and operating results. In addition, a well-publicized actual or perceived malfunction or impropriety involving our products or service could adversely affect the market’s perception of our products in general, regardless of whether any malfunction or impropriety is attributable to our products or services. This could result in a decline in demand for our products and services, which would have a material adverse effect on our business and operating results.

Competition from companies with already established marketing links to our potential customers may adversely affect our ability to market our products.

Current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we have. Certain of our competitors may be able to secure product from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and adopt more aggressive pricing or inventory availability policies, than we will. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us are likely to have a materially adverse affect on our business, results of operations, financial condition and prospects.

Our failure to maintain the proprietary nature of our technology, intellectual property and manufacturing processes could have a material adverse effect on our business, operating results and financial condition and on our ability to compete effectively.

We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. While management believes that it has adequately maintained its intellectual property rights necessary to commercialize and further develop its products there is a risk that third parties could be challenged, invalidated or circumvented. We are currently involved in litigation concerning certain aspects of our liquid waste technologies, in connection with a claim by another entity that it owns the intellectual property rights to one or more aspects of our liquid waste technologies. While management is currently attempting to settle this matter it may be forced to go forward with litigation. Further litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost to us and limitations on the scope or validity our patents or trademarks. If we lose the use of our intellectual property or the use of such is impaired it would likely have a materially adverse affect on our business, results of operations, financial condition and prospects.

Risks Relating to Our Current Financing Arrangements:

There are a large number of shares underlying warrants and options that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of the date of this prospectus, we had approximately 604,010,294 shares of common stock issued and outstanding and we had convertible notes which could require the issuance of approximately 45,000,000 additional shares of common stock to Laurus Master Fund, Ltd., and options and warrants which could require the issuance of 25,100,187 additional shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants and option, are being registered hereunder. Upon registration such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants and Options May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to beneficially own more than 4.99% of our outstanding common stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Laurus could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes to Laurus at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In March 2005, we entered into various agreements with Laurus for the sale of convertible debt, an option and a warrant to purchase our common stock. The $3,000,000 of secured convertible term notes are due and payable, with interest, on a monthly basis over a three-year period, unless sooner converted into shares of our common stock. The secured revolving note and minimum borrowing note in the aggregate maximum amount of $5,000,000 are due in three years, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 120%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured within the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, the Investors Could Take Possession of all Our and Our Subsidiaries’ Assets.

In connection with the security agreement we entered into in March 2005 we executed a stock pledge agreement in favor of Laurus granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries’ goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with the lenders, the lenders have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

If We Sell any Securities at an Effective Price below $0.19 Per Share, the Conversion Price of Our Laurus Notes and Exercise Price of Our Laurus Warrants Will be Lowered, Resulting in Additional Dilution to Shareholders.

We shall allocate approximately 76,000,000 shares of common stock to cover the conversion of the notes and exercise of warrants and options by Laurus in this offering. If we engage in a lower priced transaction than our current financing arrangements with Laurus while the convertible notes or warrants are outstanding, then the conversion price of the notes and exercise price of the warrants will be adjusted to the lower transaction price and we may be required to issue additional shares of common stock to the investors. If this occurs, the number of shares which are registered pursuant to this prospectus may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

Risks Relating to Our Common Stock:

There is a limited market for our common stock which would adversely effect the ability to sell our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “EFTI.OB.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock price may be volatile which would adversely affect the market price of our common stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;
•	intellectual property disputes;
•	additions or departures of key personnel;
•	sales of our common stock
•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock may be deemed penny stock with a limited trading market.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Approximately 75,679,135 shares of common stock to be registered under this registration statement will be freely tradable upon effectiveness of this registration statement.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include “forward-looking statements”, which involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. These forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “can,” “could,” “project,” “expect,” “believe,” “plan,” “predict,” “estimate,” “anticipate,” “intend,” “continue,” “potential,” “would,” “should,” “aim,” “opportunity” or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the common stock. However, we will receive up to an aggregate of $2,902,218.13 for the exercise price of the common stock we sell to the selling stockholder upon exercise of the warrants and options. We expect to use the proceeds received from the exercise of their warrants and options, if any, for general working capital purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant for an assessment and understanding of the results of operations and financial condition. The discussion should be read in conjunction with the audited consolidated financial statements and notes thereto.

Revenue Reporting for Acquired Entities

The revenue from Electric Machinery Enterprises, Inc., included in the accompanying audited financial statements for the year ended December 31, 2004, reflects only those amounts earned from the date of acquisition (August 20, 2004), and are not representative of an entire year of its operations.

Electrical Contracting – Electric Machinery Enterprises

The Company performs electrical contracting and subcontracting services on commercial and municipal projects primarily in Florida and the Caribbean through its subsidiary Electric Machinery Enterprises, Inc. (“EME”).

EME was profitable in the fourth quarter of 2004, and each quarter of 2005. Accordingly, we are optimistic about the prospects for EME’s future profitability and believe its recent emergence from the jurisdiction of the Bankruptcy Court will enable it to obtain contracts that may previously have not been available.

EME’s revenues are generated through three separate sources: Offshore, Domestic, and Domestic Services.

Offshore work includes electrical contract work performed on commercial properties throughout the Caribbean. The damage caused throughout the Caribbean during the Hurricane Season of 2004 has resulted in a sharp increase in the contracts obtained by EME and we currently have a backlog of approximately $19 million. During 2004, EME entered into a joint venture agreement to operate Peleme, Ltd. to perform electrical contracting work in the Cayman Islands. This joint venture performed work on a sizable contract to repair hurricane damage on one of the major hotels in the Caymans through the end of 2005. The Company has been able to secure significant additional contract work for the continuing development of the Caymans.

Domestic work includes electrical contract work performed principally in the State of Florida. The Company is attempting to improve profitability in this segment of its business by introducing enhanced technology in the bidding process for these contracts and in monitoring the progress with budgeted amounts as work is performed. The Company is optimistic that these and other enhancements will enable it to be the successful bidder on an increased number of financially attractive contracts.

Domestic services include numerous small projects for electrical contract work on a time and materials basis for commercial projects located in Florida.

During calendar 2005, EME entered the market as an electrical contractor for residential real estate. Initially these services were provided on a small scale to allow the Company to evaluate the economic viability of this market. In response to management’s evaluation of early demand from the custom residential home building market, EME formally established Prime Power Residential, Inc., a wholly owned subsidiary in the electrical contracting business of the Company, which now manages 15 actively engaged residential crews on the job throughout the State of Florida.

Catalytic Activated Vacuum Distillation Process (“CAVD”) Reactors

EarthFirst developed the Catalytic Activated Vacuum Distillation Process Reactor. The CAVD Reactor offers a unique solution to the problem of disposing of harmful solid wastes in and environmentally friendly manner and allows raw materials from the wastes to be recycled and reused.

We believe that the CAVD Reactor can be designed to process a number of harmful solid waste products. We anticipate that governmental and nongovernmental entities who are faced with the problem of disposing of various types of solid waste products through conventional means will conclude that the CAVD Reactors can provide a superior, safe and effective means of eliminating these materials.

Initially, we are focusing on the processing of rubber tires. However, other uses are also being pursued. Such uses include the recycling of carpet materials, the destruction of animal waste and remains, transuranic wastes (e.g. gloves, overalls, tools, etc. that have been exposed to low levels of radiation), and medical wastes.

In general, the Company processes used tires by having shredded tires added to a low pressure, heated, catalytically driven process in the CAVD Reactor. The tires are converted to a high quality carbon and a light hydrocarbon mix that can be used as a fuel. Scrap steel and gases that can be used as a fuel are also recovered.

Traditionally, tires have been disposed of in landfills, placed in stockpile areas, or recycled using low-level technologies to produce products such as tire-derived fuel and mulch. Stockpiles of discarded tires are particularly vulnerable to catching fire. Fires at tire dumps are extremely difficult to extinguish and may take years to burn themselves out. Such fires can release significant amounts of pollution into the atmosphere.

The owners of these dumping areas have long sought a cost-effective means of disposing of the unwanted tires. We believe the CAVD Reactor provides a solution for the environmentally safe and efficient problem of the disposal of used tires.

The Company’s first CAVD Reactor was constructed at a facility in Mobile, Alabama and processes shredded tires.

During processing in the CAVD Reactor, carbon, scrap steel, gas and oil are recovered and are available for resale. The processing of a 20-pound tire yields approximately 5.5 to 8.5 pounds of carbon, 1.2 to 2 gallons of fuel oil, 12 to 16 cubic feet of gas, and .36 pounds of scrap steel. The amounts recovered depend upon the type of tire and the length of time in the reactor.

The financial viability of the CAVD Reactor for use in processing used tires is dependant upon the successful sale of the by-products recovered. We believe that the carbon and oil by-products represent the greatest value of this process. With current oil pricing reaching levels as high as $72 per barrel, the attractiveness of the CAVD technology has grown beyond the prior emphasis on carbon. It is expected that the steel recovered from the process will be sold for scrap and the oil recovered can be used as an industrial oil or other fuel. Optimal operation of the CAVD Reactor may include the use of a generator with the reactor which can utilize the gas produced from the processing to produce electricity that can be both used by the operator of the reactor and additional electricity sold to the electrical grid.

Testing of the carbon recovered from our CAVD Reactor has led us to believe that the carbon has certain unique qualities that will prove valuable in the development of high-performance polymers in various industrial uses. Researchers concluded that due to the unique formation method through the CAVD Reactor, the carbon can be used as is or economically modified to produce a functionalized polymer that can replace petroleum based chemical polyurethanes with a less expensive recycled product made from reclaimed tires. Work is being conducted to improve the carbons’ performance by adding reactive compounds that improve the product’s ability to bond with the urethane matrix.

As with most new products, it is time consuming for the end users of the carbon to satisfy themselves as to the advantages of this product over the products that they are currently using. To hasten the acceptance of our carbon in the marketplace, the Company is working with several potential end users who are conducting substantive testing of the carbon for use in their operations. The Company is currently working with carpet manufacturers, producers of asphalt and shingles, with third parties in automotive applications, and with producers of other products to prove the advantages of the carbon produced by the CAVD Reactor as a polymer with their products.

The carbon recovered through the CAVD Reactor is rapidly gaining acceptance with potential end users as a polymer. We believe that the carbon has unique qualities that may ultimately enable its acceptance as a substitute for certain high-end polymers currently being used in addition to use in the more traditional roles currently being explored.

Provisional Patent Application US60/681,701 filed on May 17, 2005 describes the CAVD technology as a unique process for producing carbon and other products, and also contains several claims for novel components in the system. The technology is the cumulative result of six years of research and development.

Three new provisional patents are being filed based on the Company’s recycled carbon being placed into plastic and rubber as an additive and as a replacement for the current petrochemical products used.

The Company has several letters of intent with unrelated entities to license the technology for CAVD Reactors. Based upon our experiences thus far, we expect that there is considerable interest in the CAVD Reactor from potential users. We believe that delays in the creation of definitive agreements with the end users of the CAVD Reactors have centered around the evaluation of the financial viability of the alternative uses of the carbon product recovered from the process. In addition to the efforts described above, the Company is also seeking to work with one or more nationally recognized scientific and technology enterprises to further commercialize the technology for the CAVD Reactor for additional uses. It is expected that such an arrangement could allow our technology to gain immediate credibility in the marketplace with both a variety of potential end users of the CAVD Reactors as well as the end users of carbon products recovered in the process. It is envisioned that joint efforts would include work on adapting the CAVD Reactors to process other solid waste streams such as municipal solid wastes, animal remains, and certain types of industrial waste products.

Liquid Waste Technologies

The Company is continuing to attempt to identify and implement commercially viable applications of its plasma arc converter technologies embodied in the BigSpark™ converter. The Company’s BigSpark™ plasma based technology splits apart the complex molecular bonds of water and hydrocarbon wastes to produce the clean burning, hydrogen-based fuel. BigSpark™ compares favorably with conventional combustion technologies used in the disposal of liquid wastes in several significant areas. First, the waste is subjected to higher temperatures for longer periods of time (7,000 degree temperature of the plasma arc; and materials spend minutes, not seconds, in the reaction zone). Second, BigSpark™ has a second stage combustion in a very high temperature oxygen flame. Third, BigSpark™ converters are compact and can be moved to the source of contaminated waste.

One application of the plasma arc technology that the Company has been investigating involves the destruction of Poly-Chlorinated Biphenyls, commonly referred to as “PCBs”. PCBs have many stable qualities that led to its use in various industrial applications before it was learned that long-term exposure to PCBs may increase the risk of cancer in humans.

Preliminary tests have indicated that passing PCB laden liquids through a plasma arc similar to that found in the BigSpark™ converters results in the destruction of the PCB molecules. While the results of such tests are encouraging, in order to be commercially successful, the technology will need to be adapted to destroy PCBs in surroundings where such elements are commonly found and on a sufficient scale to economically address the problems faced in PCB disposal.

The Company is also considering commercial adaptations for the plasma arc converters to develop solutions to issues involving the disposal and / or remediation of other liquid wastes including waste oils and antifreeze.

Carbon Technologies

The Company’s efforts in commercializing the technologies it has developed for carbon products have been slowed due to the current emphasis on our solid waste technologies. The technology developed is promising and the Company intends to pursue commercialization in the future. We believe that the research and development efforts conducted by the Company have yielded results that may produce superior qualities in a wide range of water treatment applications.

Prime Power of Tampa, Inc.

EME, a wholly owned subsidiary of EarthFirst, and Triad Companies have consummated the formation of Prime Power of Tampa, Inc. (“Prime”), a strategic alliance created by the companies to jointly pursue major utility projects, large offshore projects, and/or major design/build opportunities. Through this strategic alliance, Prime has the unique ability to address large electrical contracting projects from design through build to maintenance and support, offering a fully integrated contracting solution. Management believes that the combination of the strengths of these two companies will create a competitive advantage when pursuing work on large projects.

SolarDiesel Corporation (formerly EarthFirst Americas, Incorporated)(Biofuels)

Through the vast network of business relationships maintained by the Company, management has determined an opportunity relative to the utilization of its CAVD technology in the harvesting and production of African Palm Oil. To facilitate the pursuit of this endeavor, the Company has formed a new wholly owned subsidiary corporation name SolarDiesel Corporation. Its purpose will be the development of the market opportunities available associated with palm oil.

Palm oil is an edible oil made from the fruit of the African oil palm, which grows only in regions within 15 degrees from the equator, where annual rainfall is high. Palm oil, the world’s second largest oilseed crop, is less expensive than soybean or canola oil, principally because the African palm is incredibly productive.

The principal palm oil producers are Malaysia and Indonesia, with significant production in Central Africa, Central and South America. The largest palm oil consumers are India, China, and the European Union. Although concerns over saturated fat content have limited sales in the United States in the past, palm oil use is now growing in the U.S. because the oil is free of “trans” fats and cholesterol.

Preliminary analysis demonstrates that palm fruit treated by the CAVD process may result in a higher yield palm oil with significant and productive by-products. If proven applicable to produce palm oil, the CAVD reactor could become a significant American made import to all palm oil producing nations.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005

Revenues for the three month period ending September 30, 2006 in the amount of $8,746,062, represents a decrease of $1,779,947 or approximately 17% when compared to $10,526,009 for the three month period ending September 30, 2005. Biofuel sales for this three month period of $198,106 represent approximately 2% of total sales for the quarter. Revenues for the nine month period ending September 30, 2006 exceeded those of 2005 by $4,639,293, an increase of 16%. Biofuel sales for the nine month period of $989,258 represent approximately 3% of total sales for the nine month period ending September 30, 2006. Substantially all revenues are generated from contracting and subcontracting services.

The Company sustained a negative gross profit for the three month period ended September 30, 2006 in the amount of $349,107. This was partially due to declines in profitability in several contracting/subcontracting jobs which were in process at December 31, 2005 for which actual costs recorded during the first three quarters of 2006 exceeded those previously estimated. Management does not believe that any similar situations exist for open contracts at September 30, 2006. Management does not believe that any similar situations exist for open contracts at September 30, 2006. Other factors affecting this negative gross profit include excessive costs in the residential electrical contracting business operated through Prime Power Residential, Inc., a wholly owned subsidiary of EME in developing its business model. Also, the biodiesel business has sustained negative gross profits while in the process of marketing and developing sales and distribution outlets. Gross profit for the nine month period ended September 30, 2006 decreased from $7,943,609 to $2,855,455, or approximately 64%. Gross profit percentages for the nine month periods ended September 30, 2006 and 2005 were approximately 9% and 28% respectively.

Selling, general and administrative expenses for the three-month period ending September 30, 2006 increased by $937,815, from $1,947,815 in the prior year, to $2,885,000 in the current period, or an increase of approximately 48% compared to the three-month period ending September 30, 2005. Selling, general and administrative expenses for the nine month period ending September 30, 2006 increased by $2,721,939 from $5,186,367 in the prior year, to $7,908,306 in the current year, or an increase of approximately 52% compared to the nine month period ending September 30, 2005.

Selling, general and administrative expenses for the current year included administrative expenses supporting the new biofuels business that were not in the prior year in the amount of approximately $525,000. Also during the third quarter of 2006, management negotiated a final settlement with Stingray Construction, the general contractor on the Ritz Carlton project in Grand Cayman. A charge in the amount of $983,400 was recorded the third quarter of 2006 to reflect this transaction. This is not a recurring transaction and has had the effect of distorting selling, general and administrative expenses for the three and nine month periods ending September 30, 2006 and 2005. The remaining increase is primarily attributable to higher labor, consulting and insurance costs than in the prior year.

Stock based compensation in the amount of $18,260,000 for the three months and nine months ending September 30, 2005 was a one time transaction representative of compensation for the services of John Stanton, Chairman of the Board, Chief Executive Officer and President. There was no stock based compensation for the three months and nine months ending September 30, 2006.

Research and development expenses for the three months ended September 30, 2006 increased from $104,064 to $400,509, or a 284% increase when compared to the three month period ended September 30, 2005. Research and development expenses for the nine months ended September 30, 2006 increased from $424,715 to $595,803, or a 40% increase when compared to the nine month period ended September 30, 2005. This increase is due to an increase in the development of the CAVD technology.

Loss from operations decreased by $14,029,732 from a loss for the three months ended September 30, 2005 of $17,664,348 to a loss of $3,634,616 for the three months ended September 30, 2006. Loss from operations decreased by $10,278,819 from a loss for the nine months ended September 30, 2005 of $15,927,473 to a loss of $5,648,654. This decrease is due to the results of operations from the consolidated subsidiary of EME as explained above as well as those items of expense pertaining to the new biofuels business.

Gain on extinguishment of debt, bankruptcy for the three months ended September 30, 2006 decreased to zero from $180,433 for the three months ended September 30, 2005. Gain on extinguishment of debt, bankruptcy for the nine months ended September 30, 2006 decreased to $81,020 from $4,163,740 for the nine months ended September 30, 2005. These amounts are attributable to the settlement of the unsecured creditors in EME’s plan of reorganization. The amounts recognized for the current year are diminishing due to the progress of wrapping up the remainder of the bankruptcy plan

During the first quarter of 2006, the company realized income from the settlement of a claim that the company had been pursuing for approximately two years in the amount of $1,100,000. This amount was recognized as income upon receipt of the funds.

Interest expense increased from $746,722 for the three-month period ended September 30, 2005 to $738,729 for the three months ended September 30, 2006. Interest expense increased from $1,292,398 for the nine months ended September 30, 2005 to $2,956,378 for the nine months ended September 30, 2006. These increases in interest expense are primarily due to amortization of the debt discounts associated with the new credit facility.

Derivative gain (loss) fluctuated from a loss of $1,219,761 for the three month period ended September 30, 2005 to a gain of $279,280 for the three month period ended September 30, 2006. Derivative gain fluctuated from a gain of $377,390 for the nine month period ended September 30, 2005 to a gain of $3,906,048 for the nine month period ended September 30, 2006. The derivative gain is associated with the new credit facility and fluctuations occur normally in the fair value adjustment of the derivatives each reporting period, which result primarily from fluctuations in the Company’s stock price.

Majority and minority interest expense for the three month period ended September 30, 2006 is a result of the negotiated settlement on the Ritz Carlton project in Grand Cayman causing an income in the amount of $237,695. Majority and minority interest expense for the three month period ended September 30, 2005 was $286,084. Majority and minority interest expense decreased $1,151,066 from $1,244,592 for the nine month period ended September 30, 2005 to $93,526 for the nine month period ended September 30, 2006. The majority and minority interest expense is a function of the net income of the entities, which the Company does not wholly own.

Loss on disposal of discontinued operations was $137,636 for the nine month period ended September 30, 2005. This loss is associated with the disposal of EME’s General Contractors division in 2005 and there were no related expenses during 2006.

FISCAL 2005 COMPARED TO FISCAL 2004

Revenue for the year ended December 31, 2005 increased by $29,476,619, as the revenues for the year ended December 31, 2004 only reflected revenues from Electric Machinery Enterprises, Inc. from its acquisition date on August 20, 2004.

Cost of Sales for the year ended December 31, 2005 increased by $23,224,788 when compared to 2004, as the cost of sales for the year ended December 31, 2004 only reflected costs from Electric Machinery Enterprises, Inc. from its acquisition date on August 20, 2004.

Selling, general and administrative expenses for the year ended December 31, 2005 increased to $7,654,036 from $2,992,773 for the year ended December 31, 2004, an increase of approximately 155%. This increase was due primarily to a full year of operations for EME and WESCO, the creation of new subsidiaries, as well as a general increase in the level of activities undertaken by the Company during 2005.

Related party stock based compensation for the year ended December 31, 2005 in the amount of $18,260,000 was a one time transaction representative of compensation for the services of John Stanton, Chairman of the Board, Chief Executive Officer and President.

Direct research and development expenses for the year ended December 31, 2005 decreased to $582,430 from $2,474,949 for the year ended December 31, 2004, a decrease of approximately 76%. This decrease was due primarily to the “in progress research and development” purchased with the acquisition of WESCO in the amount of $1,800,000 in 2004 as well as a decrease in the level of activities undertaken by the Company during 2005 due to the maturity of the CAVD technologies.

Gain on debt restructure increased to $4,163,740 for the year ended December 31, 2005 from $1,298,068 for the year ended December 31, 2004. These gains are a result of the Plan of Reorganization of Electric Machinery Enterprises, Inc., which was approved by the Bankruptcy Court during the fourth quarter of 2004. Most of the debt restructure took place in 2005.

Miscellaneous income for the year ended December 31, 2005 and 2004, in the amounts of $397,071 and $325,961 respectively represent non operational sources of income.

Interest expense for the year ended December 31, 2005 increased to $2,760,202 from $466,215 for the year ending December 31, 2004, an increase of approximately 492%. This increase was due to the higher balances of debt related to the Company’s borrowings from the Laurus fund and the amortization of debt discount accounted for as interest expense as compared to the revolving line of credit loans from a related party.

Reorganization item, professional fees related to bankruptcy and pursuit of claims expense for the years ended December 31, 2005 and 2004, in the amounts of $1,919,288 and $1,202,829 represent non-recurring expenses associated with the preparation, presentation and implementation of the Plan of Reorganization incurred from the date of acquisition of Electric Machinery Enterprises, Inc., and the pursuit of claims.

Majority interest income for the year ended December 31, 2005, in the amount of $377 represents the net effect of the income/expense interests of the Joint Venture Partners in the variable interest entities the Company has with Peleme, Ltd., and Prime Power of Tampa, Inc. The joint venture partner interests in the net profits of each of these companies are; 30% in Peleme, Ltd., and 49% in Prime Power of Tampa, Inc. For the year ended December 31, 2004, the majority interest expense in the amount of $430,230 represents the expense associated with the 30% interest in profits of the joint venture partner in Peleme, Ltd. incurred from the date of acquisition of Electric Machinery Enterprises, Inc.

Net loss increased by $15,418,111 to $17,685,100 for the year ended December 31, 2005 from $2,266,989 for the year ended December 31, 2004. This increased net loss resulted primarily from the previously discussed items, specifically the related party stock based compensation.

LIQUIDITY AND CAPITAL RESOURCES

Prior to its acquisition of EME in late 2004, the Company experienced net losses and, as such, experienced negative operating cash flows. The Company has historically funded these negative operating cash flows with proceeds from sales of common and preferred stock, as well as notes and convertible debentures and related party loans.

Commencing with the Company’s acquisition of EME in late 2004, the Company has restructured many of EME’s liabilities with funding provided by the Laurus credit facility as well as additional related party loans (all related party loans as of December 31, 2005, had been converted to common stock.)

The Company generated a net income in the fourth quarter of 2004 of $1,096,136 and a net operating profit, net of stock-based compensation, of $1,423,259 for the year ended December 31, 2005. While the Company’s profitability suffered during the first three quarters of 2006 due to certain contract losses and substantially greater selling and administrative expenses associated with the expansion into the biofuels segment and electrical contracting for the residential housing market, management expects EME’s business volume and profitability to continue to grow through 2006 and beyond.

In January 2006, the Company secured a $5,000,000 line of credit with an entity related to the Company’s Chairman and Chief Executive Officer to facilitate the new biofuels business. Approximately $1,736,000 of this credit facility remains available at September 30, 2006.

Management believes that the Company’s existing cash and available line of credit along with the expected profitability from EME’s operations will be adequate to fund the Company’s operations for the foreseeable future. However, management may seek additional, alternatives to fund growth opportunities in its Biofuels and Waste Disposal business segments.

INCOME TAXES

The Company has a net operating loss carry forward for federal income tax purposes of approximately $38,000,000 that is available to offset federal taxable income through fiscal 2024. A 100% valuation allowance has been provided on deferred tax assets resulting from the net operating loss carry forwards discussed above.

EFFECTS OF INFLATION

Management does not believe that inflation has had a significant impact on our financial position or results of operations since our inception.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results. We believe the following accounting policies are the most critical to us, in that they are important to the portrayal of our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our financial statements:

Revenue Recognition: Revenues from solid waste transactions recognized during the year ended December 31, 2004 are the result of contracted monthly minimum draws against sales commissions on the products of a polymer manufacturing company, and the receipt of license fees granting the exclusive option to purchase total rights to the CAVD technology for use in certain geographical areas. License revenue is recognized upon receipt as there are no future obligations associated with such revenue.

The Company uses the percentage-of-completion method of accounting for contract revenue from electrical contracts where percentage of completion is computed on the cost to total cost method. Under this method, contract revenue is recorded based upon the percentage of total contract costs incurred to date to total estimated contract costs, after giving effect to the most recent estimates of costs to complete. Revisions in costs and revenue estimates are reflected in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined without regard to the percentage-of-completion. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that these estimates used will change within the near term.

Employee Stock-Based Compensation: Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“FAS 123(R)”) using the modified-prospective-transition method. Under this transition method, compensation cost in 2006 includes cost for options granted prior to but not vested as of December 31, 2005, and options vested in 2006. Therefore results for prior periods have not been restated.

Impairment of Goodwill and Long-Lived Assets: In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company reviews its non-amortizable long-lived assets, including intangible assets and goodwill for impairment annually, or sooner whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Other depreciable or amortizable assets are reviewed when indications of impairment exist. Upon such an occurrence, recoverability of these assets is determined as follows. For long-lived assets that are held for use, the Company compares the forecasted undiscounted net cash flows to the carrying amount. If the longlived asset is determined to be unable to recover the carrying amount, than it is written down to fair value. For long-lived assets held for sale, assets are written down to fair value. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature or the assets. Intangibles with indefinite lives are tested by comparing their carrying amounts to fair value. Impairment within goodwill is tested using a two step method. The first step is to compare the fair value of the reporting unit to its book value, including goodwill. If the fair value of the unit is less than its book value, the Company than determines the implied fair value of goodwill by deducting the fair value of the reporting unit’s net assets from the fair value of the reporting unit. If the book value of goodwill is greater than its implied fair value, the Company writes down goodwill to its implied fair value. The Company’s goodwill relates to the acquisition of Electric Machinery Enterprises, Inc.

Derivative Financial Instruments: The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as warrants and embedded conversion features that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

The caption Derivative Financial Instruments consists of (i) the fair values associated with derivative features embedded in the Laurus Convertible Secured Term Notes and (ii) the fair values of the detachable warrants and options that were issued in connection with those financing arrangements.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement No. 123R, Accounting for Share Based Payments. Statement 123R establishes revised accounting standards for employee-stock based compensation measurement that requires employee stock-based compensation be measured at the fair value of the award, replacing the intrinsic approach currently available to companies under Statement 123. Compensation cost continues to be recognized over the period during which the employee is required to provide service. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005. The Company accounts for options issued to employees using the intrinsic approach. Implementation of this new standard is currently expected to result in increases in future compensation expense. However, such effect is not currently estimable.

In March 2005, the FASB issued interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”), which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is currently evaluation the effect that the adoption of FIN 47 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Correction (“SFAS 154”), which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and are required to be adopted by the Company in the first quarter of fiscal 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition, but does not expect it to have a material impact.

In February 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 155 (SFAS No. 155), ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS—AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. Prior to fair value measurement, however, interests in securitized financial assets must be evaluated to identify interests containing embedded derivatives requiring bifurcation. The amendments to SFAS No. 133 also clarify that interest-only and principal-only strips are not subject to the requirements of the SFAS, and that concentrations of credit risk in the form of subordination are not embedded derivatives. Finally, SFAS No. 155 amends SFAS No. 140, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not anticipate that the adoption of this statement to have a material impact on its consolidated financial statements.

The Financial Accounting Standards Board (“FASB”) has recently announced a new interpretation, FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48”), which will be effective for fiscal years beginning after December 15, 2006, FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has not determined the impact of the adoption of FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued FASB 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements and accordingly, does not require any new fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the requirements of this standard and does not expect its provisions to have a material effect on its financial statements.

OFF BALANCE SHEET ARRANGEMENTS AND CONTRACTURAL OBLIGATIONS

The following chart summarizes our contractual payment obligations as of December 31, 2005. The long-term and short-term debts are reflected as liabilities on our balance sheet as of December 31, 2005. Operating leases and real property rentals are accrued and paid on a monthly basis.

The Company conducts its operations in a facility leased from a related corporation owned by stockholders of EarthFirst Technologies, Incorporated. This lease was assumed through the acquisition of EME for a period of two years.

	Payments Due By Period
	Less than One Year	One to Two Years	Three to Five Years	After Five Years	Total
Long-term debt	5,254,401	1,500,000	—	—	6,754,401
Operating leases	234,501	439,567	140,474	—	814,542
Facilities rental	627,063	627,063	—	—	1,254,126

	6,115,965	2,566,630	140,474	—	8,823,069

BUSINESS

We were incorporated in the State of Florida in 1997. We are a specialized holding company owning subsidiaries engaged in a number of business activities. We, along with our subsidiaries, are a researched-based enterprise committed to the development and commercialization of technologies that will produce economically and environmentally superior products from carbon-rich solid and liquid materials considered wastes. As part of our efforts, we are also attempting to develop and commercialize applications of our technologies for the efficient production of alternative fuels. Additional applications of our technologies are focused on the environmentally desirable processing, destruction, purification, and/or remediation of harmful liquid and solid wastes.

Through our subsidiary Electric Machinery Enterprises, Inc., we perform services as an electrical contractor and subcontractor in the construction of commercial and municipal projects primarily located in Florida and the Caribbean.

SOLID WASTE TECHNOLOGIES—CATALYTIC ACTIVATED VACUUM DISTILLATION PROCESS (“CAVD”) REACTORS

We developed the Catalytic Activated Vacuum Distillation Process Reactor. The CAVD Reactor embodies the results of several years of research and development with respect to disposal of solid wastes. The CAVD Reactor offers a unique solution to the problem of disposing of harmful solid wastes in an environmentally friendly manner and allows raw materials from the wastes to be recycled and reused.

We believe that the CAVD Reactor can be designed to process a number of harmful solid waste products. We anticipate that governmental and nongovernmental entities who are faced with the problem of disposing of various types of solid waste products through conventional means will conclude that the CAVD Reactors can provide a superior, safe and effective means of eliminating these materials.

Initially, we are focusing on the processing of rubber tires. However, other uses are also being pursued. Such uses include the recycling of carpet materials, the destruction of animal waste and remains, transuranic wastes (e.g. gloves, overalls, tools, etc. that have been exposed to low levels of radiation), and medical wastes.

ELECTRIC MACHINERY ENTERPRISES

We perform electrical contracting and subcontracting services for commercial and municipal projects primarily in Florida and the Caribbean through its subsidiary Electric Machinery Enterprises, Inc. (EME). We have extensive expertise in performing electrical contracting services for water, sewer, and power generating facilities. EME has provided electrical contracting services over a broad spectrum of industries and technologies, including projects such as the State Capitol Building in Tallahassee, Florida, utility company buildings, wastewater treatment plants, bridges, pumping stations, seaport terminals, international airports, hospitals department stores, shopping centers, correctional facilities, large civic centers, hotels and resorts, schools, universities, sports stadiums apartment complexes, condominium buildings, tourism sites and theme parks.

Electric Machinery Enterprises, and its predecessors, has been in business for over 75 years. The Company acquired EME after EME had sought protection from creditors under Chapter 11 of the United States Bankruptcy Code. In August of 2004, the Company acquired the stock of EME in exchange for 40 million shares of the Company’s common stock. The Bankruptcy Court subsequently approved the plan of reorganization for EME and that entity has successfully emerged from bankruptcy.

During the third quarter of 2005, EME expanded into the residential electrical contracting arena, first assessing the new growth opportunity via a limited, small scale roll-out of residential services and support in the Tampa, Florida market. In response to management’s evaluation of early demand from the custom residential home building market, EME formally established Prime Power Residential, Inc., a wholly owned subsidiary in the electrical contracting business of the Company.

Electric Machinery obtains contracts through a competitive bid process as well as design negotiations. With its 75 year history, EME has established a reputation through completion of prior contracts, for various levels of service and construction types similar to the ones listed above. The competitive bid process by its nature would generally be awarded to the lowest bidder; however EME has obtained contracts for its expertise and experience when not being the lowest bidder. Negotiated contracts generally arise from relationships with customers, contractors and developers who have had a favorable experience with EME over its history. This history of success has afforded EME a competitive edge over other electrical contracting companies in the past

The costs of compliance with any laws and regulations with any governmental entity, whether foreign or domestic, are investigated and identified in the estimating process, and accounted for in the pricing of EME’s services. This insures not only compliance, but also profitability, as compliance issues not properly identified could be costly, and have a negative impact on the Company’s gross margins.

BIOFUELS

In the second quarter of 2005, we formed “EarthFirst Americas Incorporated” (“EFA”), a wholly owned subsidiary which is primarily focused on facilitating commercial scale production and distribution of biofuels produced from palm oil, soy and rapeseed in the US, Latin America, the Caribbean and Europe. EFA has organized an international consortium of businesses involved with commercial scale biodiesel production, and is arranging distribution to customers in the United States, Latin America, the Caribbean and the European Union.

LIQUID WASTE TECHNOLOGIES

We have developed technologies for the treatment of liquid waste products. The technologies involve the use of high temperature plasma through which the liquid waste products are passed. The harmful properties contained in the liquid waste products are broken down at the molecular level as they pass through the plasma and a clean burning gas is produced.

CARBON TECHNOLOGIES

Our efforts in commercializing the technologies we have developed for carbon products have been slowed due to the current emphasis on our solid waste technologies. The technology developed is promising and we intend to pursue commercialization in the future. We believe that the research and development efforts conducted by us have yielded results that may produce superior qualities in a wide range of water treatment.

INTELLECTUAL PROPERTIES

We have performed extensive research and development on various technologies focused on deriving solutions for liquid and solid waste problems and in creating alternative fuels. Our efforts have been conducted through the work performed by our employees and consultants. We have developed the technology for the CAVD Reactor.

Management believes that we own all of the intellectual rights to commercialize and further develop our liquid and solid waste technologies.

We have engaged outside legal counsel to review our history of our development of our liquid waste technologies and the contractual arrangements entered into by us with respect to such technologies. Legal counsel has advised that it believes that we currently possesses all of the intellectual property rights to commercialize our liquid waste technologies and to further develop these technologies in additional applications.

Legal counsel has also reviewed in detail all aspects of the claims and allegations made by a former consultant with respect to the underwater carbon arc technology embodied in our technologies. Legal counsel also reviewed our consulting agreements with the former consultant and entities related to this individual.

Based upon its review of these agreements and the relevant law, it is the opinion of outside legal counsel that the former consultant, or entities related to him, neither own nor control any US patents that are relevant to our technologies, and have no legal standing to assert any claims as to patent infringement or misappropriation of any trade secrets.

The former consultant and an entity affiliated with the former consultant are involved in legal proceedings that were initiated by us to resolve issues of ownership.

Management believes that we have taken appropriate steps to protect our intellectual property rights. However, the steps taken might not prove sufficient to prevent misappropriation of our technology rights. Third-party development of similar technologies using different discoveries remain a risk that could limit our legal protection. The laws of certain foreign countries might not protect our services or intellectual property rights to the same extent as do the laws of the United States.

Third parties could claim infringement by us with respect to current or future uses. As the number of entrants into the market increases, the possibility of an infringement claim against us might increase, and the possibility either exists that we could, now or in the future, inadvertently infringe on a third-party’s patent. In addition, because patent applications can take many years to allow, it is possible that we could, now or in the future, infringe upon a third-party’s patent application now pending of which we are unaware. Any infringement claim, whether meritorious or not, could consume a significant amount of management’s time and attention, could result in costly litigation, cause service delays or require us to enter into royalty or licensing agreements which might or might not be available on commercially acceptable terms, if at all. As a result, any claim of infringement against us could have a material adverse effect upon our business, financial condition or results of operations.

RESEARCH AND DEVELOPMENT

Research and development costs incurred in 2005 and 2004 aggregated $582,430 and $2,474,949, respectively, and are centered on the aforementioned technologies. The CAVD plant completion in mid 2004 allowed development to switch from the plant process to the products produced by the plant. Extensive tests were done on the physical and chemical properties of the carbon, oil, and gas. Application tests were completed at the customers’ location to assure product acceptance, feasibility, and compliance.

COMPETITION

There are competitors to our solid waste business seeking to develop efficient means of recycling and disposing of various forms of solid and liquid wastes, as well as the production of alternative fuels. The effect of numerous federal and state environmental regulations has been to encourage the originators of the waste, as well as governmental entities and entrepreneurial enterprises, to seek to develop more effective and efficient solutions.

The EPA says two to three billion scrap tires fill 2,800 landfills and stockpiles across the U.S. An additional 250 million scrap tires are generated yearly. Scrap sites are environmental hazards and security threats — they catch fire easily, producing noxious smoke and toxic liquid waste, and they are often breeding grounds for mosquitoes and rodents. When tires are recycled, they are either shredded for highway construction or playground use, burned in kilns, or destroyed through pyrolysis – burned in the absence of oxygen, at high temperature (around 2,200°) and high pressure. This typically destroys or degrades many valuable components (including carbon, which makes up 40% of a tire) and generates air-polluting emissions.

Our proprietary tire processing system is unique, in that it produces usable energy and a broad range of valuable products, including steel, carbon, oil and a high energy gas. Different from our competitors, we burn tires in a vacuum at a third of the typical pyrolysis temperature, preserving tire components and satisfying even the strictest emissions regulations. Our process relies on a proprietary catalyst to convert tires at rapid rates. We believe that these factors position us in our own market niche. We intend to compete through communication, education and demonstration. Our CAVD plant in Mobile, Alabama is being utilized not only for demonstrations, but to also generate by-products that can be sold, sampled and tested to validate our technology.

We have limited resources and will likely need substantial infusions of capital in order to effectively commercialize our technologies. There are no assurances that even if such financial resources can be obtained that our technology will be financially successful. There are no assurances that even if such financial resources can be obtained that our technology will be financially successful.

EMPLOYEES

As of January 18, 2007, we had 230 full-time employees. Management considers its relations with our employees to be satisfactory. None of the employees is represented by a union.

DESCRIPTION OF PROPERTY

Our executive offices are located at 2515 E. Hanna Ave., Tampa, Florida. This location is also occupied by EME. This lease obligation was assumed pursuant to EME’s reorganization plan for a period of two years, at which time we have the option to re-evaluate. We lease and rent the real property, building, and all other improvements at this location from Hanna Properties Corp., a related party affiliated with the President of EME. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133.

We own approximately 25 acres of land located at 1603 Grove Avenue, Haines City, Florida. This property houses various office, warehousing and manufacturing buildings.

LEGAL PROCEEDINGS

We are involved in litigation with Ruggero Maria Santilli (“Santilli”), The Institute for Basic Research, Inc. (“IBR”), and Hadronic Press, Inc. (“Hadronic”) concerning certain aspects of our liquid waste technologies. The matters contemplated above will be referred to as the “Hadronic Suit.” Hadronic claims to own the intellectual property rights to one or more aspects of our liquid waste technologies.

Management continues to believe that we own all of the intellectual property rights necessary to commercialize and further develop our liquid and solid waste technologies without resorting to a license from any third parties.

During 2004, we attempted to reach agreement with Santilli and his related parties to resolve the differences between the parties. As of this date, the parties are continuing their efforts to resolve their differences.

The litigation described above does not involve the technology we are developing in connection with our efforts for the processing of used automotive tires.

We are also involved in disputes with vendors for various alleged obligations associated with operations that were discontinued in prior years. Several disputes involve deficiency balances associated with lease obligations for equipment acquired by us for our contract manufacturing and BORS Lift operations that were discontinued during calendar 2000. The machinery and equipment associated with many of these obligations has been sold with the proceeds paid to the vendor or the equipment has been returned to the vendor. Several of the equipment leasing entities claim that balances on the leases are still owed.

Included in the balance of accrued expenses and other current liabilities is our estimate of the amount at which the matters contemplated above will ultimately be resolved. Approximately $300,000 of the balance is attributable to the disputed matters contemplated above.

The Company is currently involved in an adversary proceeding pending in the Bankruptcy Court in the Middle District of Florida, Tampa division. The action was filed on December 23, 2003 and is entitled “Electric Machinery Enterprises, Inc. vs. Hunt,

Clark/Construct Two, a Joint Venture, and Orange County (Adversary No. 03-00811)”. In August of 2001, EME was contracted to perform services on the construction project of Phase V of the Orlando Orange County Convention Center. During the project, various disputes arose relative to the work required, and many unforeseen disruptions not caused by EME resulted in a severe delay in the prosecution of the work. EME completed the job, and in doing so incurred substantial costs far in excess of estimated. The dollar amount of the claim is approximately $8,600,000. The entire amount is disputed. EME expects to collect the full amount of this claim plus interest and attorney’s fees. The defendants have asserted various technical contract related defenses. Therefore, EME cannot estimate when the recovery if any is expected, as EME cannot predict whether or not Defendants will appeal any judgment entered in EME’s favor. This amount is not carried as an asset on the balance sheet, and will only be recorded as revenue when the claim is settled.

Other Litigation and Disputes

We have other litigation and disputes that arise in the ordinary course of our business. We have accrued amounts for which we believe all of our disputes will ultimately be settled.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of January 18, 2007:

Name	Age	Positions
John D. Stanton	57	Chairman of the Board of Directors, President and Chief Executive Officer
Jaime Jurado	71	Vice Chairman
Nicholas R. Tomassetti	70	Director
Dr. David E. Crow	61	Director
Barry G. Markowitz	64	Director
Frank W. Barker, Jr.	50	Chief Financial Officer

John D. Stanton assumed the role of Chairman of the Board of Directors, President and Chief Executive Officer on May 15, 2000 in connection with the acquisition of SAC-1. On July 30, 2001, Mr. Stanton brought in James V. Mahoney to assume the role of President and Chief Executive Officer but resumed these roles upon Mr. Mahoney’s resignation in August 2002 until the appointment of Leon H. Toups as President on October 9, 2003. From 1987 through the present, Mr. Stanton has served as the President and Chief Executive Officer of Florida Engineered Construction Products, Corporation. Since the early 1990’s, Mr. Stanton has been, and continues to be, involved in turn-around management for financially distressed companies, providing both management guidance and financing. In 1981, Mr. Stanton assumed the role of Chief Financial Officer for Florida Engineered Construction Products, Corporation, a privately held manufacturer of residential and commercial construction products, located in Tampa, Florida. Mr. Stanton worked as an auditor with the international professional services firm that is now known as Ernst & Young, LLP from 1973 through 1981. Mr. Stanton, a Vietnam veteran of the United States Army, graduated from the University of South Florida with a Bachelors Degree in Marketing and Accounting in 1972, and with an MBA in 1973. Mr. Stanton earned the designation of Certified Public Accountant in 1974 and was a Sells Award winner in the CPA examination. Mr. Stanton also serves on the Board of Directors of MTS Medication Technologies, Inc. (MPP), Online Sales Strategies, Inc. (OSSG), Hybrid Fuel Systems, Inc. (HYFS), PowerCerv Corporation (PCRV), and Nanobac Pharmaceuticals, Inc. (NNBP).

Jaime Jurado joined the Board of Directors with the acquisition of EME. Mr. Jurado began working with EME in 1957 after serving as an electronics specialist in the United States Army. Mr. Jurado became president of EME in 1977 and has served in that capacity ever since. Through Mr. Jurado’s leadership, EME grew from $1,000,000 in annual sales to more than $90,000,000 in 1998, and has helped to establish a niche in the Caribbean, Central and South American Markets.

Nicholas R. Tomassetti joined the Board of Directors effective August 1, 2001. Mr. Tomassetti has served as the President and Chief Operating Officer of Airbus Industrie of North America, Inc. Mr. Tomassetti’s former business associations include serving as Vice President and General Manager of Twin-Jet Business Development for McDonnell Douglas Corporation and Vice President of Pratt & Whitney’s Commercial Engine Business Organization. Mr. Tomassetti served with Pratt & Whitney for over 30 years during which time he held various positions including Vice President, Commercial Engine Organization and Vice President Sales and Service, Commercial Products Division. In 1987, Mr. Tomassetti was tapped to serve as President for the International Aero Engines, a five nation consortium formed to develop and market the LAE V2500 aircraft engine. Mr. Tomassetti earned a degree in Engineering from the General Motors Institute and a Master’s Degree in Engineering from MIT. Mr. Tomassetti also serves on the Board of Directors of Pinnacle Airlines Corp. (PNCL)

Dr. David E. Crow first joined us through an appointment to our Technical Advisory Board in 2002 after he left his position as Senior Vice President – Engineering for UTC-Pratt & Whitney. Dr. Crow was responsible for all technical aspects of commercial and military gas turbine and rocket products. Dr. Crow spent some time working at G.M. Research improving automotive gas turbine combustors to meet stricter emission standards. Much of his career has been devoted to improving advanced combustion technology with special emphasis on the fluid dynamic characteristics of gases under pressure and at higher temperatures. His work has lead to a number of patents and special honorary recognitions. Dr. Crow earned a Bachelors Degree in Mechanical Engineering form the University of Missouri-Rolla, a Masters Degree from Rensselaer Polytechnic Institute, and his PhD Degree from the University of Missouri-Rolla.

Barry G. Markowitz was appointed to the Board of Directors on October 3, 2005. Mr. Markowitz founded DTE Energy Services in 1994 and served as its President from 1994 through 2004, and expanded it to include diversified energy investments (40 projects/facilities) in power generation, on-site energy, and coal-based fuels processing. The company developed, acquired, built, owned and operated businesses generating over $1 billion in annual revenue and $200 million in net income after taxes. After leaving DTE Energy Services in 2004, Mr. Markowitz worked as an independent consultant. Mr. Markowitz was awarded a Bachelor of Civil Engineering and Master of Business Administration by City College of New York

Frank W. Barker, Jr. is a Certified Public Accountant licensed to practice in the State of Florida, and has been in practice since 1978. He was co-founder of the accounting firm of Peel, Barker, Schatzel & Wells, PA in 1979, and went on to form the consulting firm of Frank W. Barker, Jr., CPA in 1993. Mr. Barker has been providing assistance to us as an independent consultant since May of 2000. From 1993 until the present Mr. Barker has also been providing services as an independent consultant to various other entities in connection with their design and implementation of reorganization strategies. Mr. Barker received a B.A. in Accounting and Finance from the University of South Florida, Tampa, Florida in 1978.

Audit Committee

Our Board of Directors currently does not have an Audit Committee.

Code Of Ethics

We have adopted a Code of Ethics and have posted our Code of Ethics on our internet web site at http://www.earthfirsttech.com. Our Code of Ethics applies to all our employees and those doing business with our Company and specifically applies to our Chief Executive Officer, Chief Financial Officer and all persons serving in similar capacities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth certain information concerning compensation paid to our Chief Executive Officer and our four most highly paid executive officers (the “Named Executive Officers”) whose total annual salary and bonus for services rendered in all capacities for the year ended December 31, 2006 was $100,000 or more.

SUMMARY COMPENSATION TABLE - 2006
							Change in Pension Value
						Non-Equity	and Non-Qualified Deferred
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Incentive Plan Compensation	Compensation Earnings	All Other Compensation	Total
John D. Stanton, Chairman of	2006	$1,000	$—	$—	$—	$—	$—	$8,000	$9,000
the Board, Chief Executive
Officer and President

Leon H Toups, Director and	2006	$108,000	$—	$—	$—	$—	$—	$6,000	$114,000
former President (Deceased)

Jaime Jurado, Vice Chairman	2006	$187,044	$—	$—	$—	$—	$—	$8,000	$195,044

Frank W. Barker, Jr,	2006	$151,000	$—	$—	$—	$—	$—	$—	$151,000
Chief Financial Officer

		$447,044	$—	$—	$—	$—	$—	$22,000	$469,044

SUMMARY COMPENSATION TABLE - 2005 and 2004

	Annual Compensation					Long-term Compensation Awards			Payouts
Name and Principal Position	Year	Salary		Bonus		Restricted Stock Award		Securities Underlying Options	LTIP Payouts		All Other Comp
John D. Stanton, Chairman of the Board, Chief Executive Officer and President (1)(2)	2005 2004	$ $	1,000 1,000	$ $	-0- -0-		$18,260,000 -0-	-0- -0-	$ $	-0- -0-	$ $	-0- -0-
Jaime Jurado Vice Chairman (4)	2005 2004	$ $	188,143 64,764		$-0- -0-		$-0- -0-	-0- -0-		$-0- -0-		$-0- -0-
Leon H. Toups, Director and former President (1)(3) (deceased August 2006)	2005 2004	$ $	156,000 132,000	$ $	-0- -0-	$ $	-0- -0-	-0- -0-	$ $	-0- -0-	$ $	-0- -0-
Frank W. Barker, Jr. Chief Financial Officer (5)	2005		$100,000		$-0-		$-0-	-0-		$-0-		$-0-

(1)	Mr. Stanton assumed the role of Chief Executive Officer and President as of May 16, 2000. Prior to this date, Mr. Stanton was not employed by the Company. Effective August 1, 2001, Mr. Stanton relinquished the role of Chief Executive Officer and President retaining his role as the Chairman of the Board of Directors. Mr. Stanton resumed his role as Chief Executive Officer and President upon Mr. Mahoney’s resignation in August 2002. Mr. Stanton relinquished the role of President on October 9, 2003 with the appointment of Leon H. Toups. On February 13, 2006 Mr. Stanton resumed the roles of Chief Executive Officer and President.
(2)	During 2001, Mr. Stanton was granted options to acquire 2,000,000 shares of the Company’s stock at prices ranging from $.195 to $.2145 per share. During 2000, Mr. Stanton was granted options to acquire 2,000,000 shares of the Company’s stock at $1.00 per share.
(3)	Mr. Toups assumed the role of President effective October 9, 2003, and on March 1, 2004 commenced receiving annual compensation of $156,000. Prior to that date, Mr. Toups received compensation from other entities associated with Mr. Stanton. On February 13, 2006 Mr. Toups stepped down as Chief Executive Officer and President.
(4)	Mr. Jurado assumed the position of Vice Chairman after the acquisition of Electric Machinery Enterprises, Inc. Prior to that, Mr. Jurado held the position of Electric Machinery Enterprises, Inc. The compensation stated for 2004 is that amount incurred from the date of acquisition.
(5)	Mr. Barker assumed the position of Chief Financial Officer on May 11, 2005, and the compensation stated for 2005 is the amount incurred from that date.

No stock options were issued during calendar 2005 or 2004 to any of the individuals identified in the table above.

The following table summarizes the options awards granted to each of the named executive officers identified above in the summary compensation table as of December 31, 2006. No stock options were exercised in 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options, # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
John D. Stanton	1,533,800	—	—	$0.195	April 2011	—	$—	—	—
Leon H. Toups	—	—	—	$—		—	$—	—	—
Jaime Jurado	—	—	—	$—		—	$—	—	—
Frank W. Barker, Jr.	—	—	—	$—		—	$—	—	—

The following table summarizes Director Compensation for the members of the Board during 2006. The amounts of compensation included in this table are also included in the Summary Compensation Table for those named executive officers included in that table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total

John Stanton	$8,000						$8,000
Jaime Jurado	$8,000						$8,000
Leon Toups	$6,000						$6,000
Nicholas Tomassetti	$5,500						$5,500
David E. Crowe	$7,500						$7,500
Barry Markowitz (1)	$8,000	$36,250				$32,500	$76,750

(1)	On March 23, 2006, Barry Markowitz was issued 250,000 shares of restricted common shares for consulting services pursuant to a consulting agreement. In addition he received $32,500 as a part of that same agreement.

Employment Agreements

We have no employment agreements with any of our executive officers, who serve at the discretion of our board of directors and hold office until their successor is elected and qualified or until their earlier resignation or removal.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have never had a disagreement with our accountants on accounting or financial disclosure.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on The National Association of Securities Dealers (“NASD”) OTC Bulletin Board (the “Bulletin Board”) under the trading symbol “EFTI”. The following table sets forth, for the periods indicated, the range of high and low closing bid quotations as reported by the Bulletin Board for each quarter during the last two fiscal years.

	High	Low

Fiscal Year Ended December 31, 2005
First Quarter	.26	.12
Second Quarter	.30	.14
Third Quarter	.28	.14
Fourth Quarter	.31	.17

Fiscal Year Ended December 31, 2006
First Quarter	.24	.13
Second Quarter	.19	.09
Third Quarter	.13	.06
Fourth Quarter	.145	.04

Number of Stockholders

On January 18, 2007, the last reported sales price for our shares on the Bulletin Board was $.0.05 per share. On January 18, 2007, we had approximately 453 stockholders of record. We estimate that there are approximately 4,000 beneficial owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock and it is not expected that any such dividends will be paid in the foreseeable future. We currently intend to retain any future earnings for use in our business. The payment of any future dividends on our common stock will be determined by the Board of Directors in light of future conditions then existing, including our financial condition, funding requirements for activities, future prospects, restrictions in financing agreements, business conditions and other factors deemed relevant by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of January 18, 2007 by each person known to us to own beneficially more than 5% of our outstanding common stock, by each person who is a director, by each person listed in the Summary Compensation Table and by all directors and officers as a group.

The information reflected in the following table was furnished by the persons listed therein. The calculations of the percent of shares beneficially owned are based on 604,010,294 shares of common stock outstanding on January 18, 2007 plus, with respect to each such person, the number of additional shares that will be outstanding upon exercise of the warrants and options exercisable within sixty (60) days set forth herein.

Name and Address of Beneficial Owner	Beneficial Ownership		Percentage of Class
John D. Stanton P.O. Box 24567 Tampa, Florida 33623	50,160,000	(1)	8.30%

Jaime Jurado 2515 E Hanna Ave Tampa, Florida 33610	39,377,897	(2)	6.52%

Nicholas R. Tomassetti 853 Vanderbilt Beach Rd. Naples, Florida 34108	1,000,000	(3)	.17%

David E Crow 2515 E Hanna Ave Tampa, Florida 33610	600,000.10%

Barry G. Markowitz 2515 E Hanna Ave Tampa, Florida 33610	250,000.04%

Frank W. Barker, Jr 10396 57th Way North Pinellas Park, Florida 33782	1,500,000.25%

Ralph W. Hughes Revocable Family Trust P.O. Box 24567 Tampa, Florida 33623	32,016,719		5.30%

Stone Enclosure, Inc. P.O. Box 24567 Tampa, Florida 33623	50,731,070	(1)	8.4%

Wade, Inc. of Tampa Bay P.O. Box 18341 Tampa, Florida 33679	50,731,070	(1)	8.4%

Denoument Strategies, Inc. P.O. Box 24567 Tampa, Florida 33623	80,173,120	(1)	13.27%

Bunker Positioning, Inc. P.O. Box 24567 Tampa, Florida 33626	41,000,000	(1)	6.79%

Name and Address of Beneficial Owner	Beneficial Ownership		Percentage of Class
Sic Semper Tyrannis, Incorporated P.O. Box 24567 Tampa, Florida 33623	120,000,000	(1)	19.87%

All Officers and Directors (Seven persons)	435,523,157		72.11%

(1)	Includes options to purchase 2,000,000 shares of Common Stock at prices ranging from $.195 to $.2145 per share. Includes all shares owned by entities with which Mr. Stanton is affiliated. Of the entities Mr. Stanton is affiliated with, Stone Enclosure, Inc., Wade, Inc., Denoument Strategies, Inc. Bunker Positioning, Inc., and Sic Semper Tyrannis, Incorporated each own shares in EFTI in excess of five percent of the Company’s outstanding common shares.
(2)	Includes 12,688,949 shares owned by spouse.
(3)	Includes options to purchase 100,000 shares of Common Stock at an exercise price of $.20 per share granted in 2001.

SELLING SHAREHOLDER

This prospectus only covers the 75,679,135 shares of common stock issued or to be issued to the investor who is a party to those certain convertible secured notes, warrants and options. The following table lists certain information with respect to the selling stockholder as follows: (i) the selling stockholder’s name, (ii) the number of outstanding shares of common stock beneficially owned by the selling stockholder prior to this offering; (iii) the number of shares of common stock to be beneficially owned by the selling stockholder after the completion of this offering assuming the resale of all of the shares of the common stock offered by the selling stockholder; and (iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by the selling stockholder after the completion of this offering assuming the resale of all of the shares of common stock offered by the selling stockholder. Except as noted, the selling stockholder has not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

The selling stockholder may resell all, or none of their shares in this offering. See “Plan of Distribution.”

Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversions of Notes, Warrants and/or Options	Total Percentage of Common Stock, Assuming Full Conversion (2)	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before the Offering*		Percentage of Common Stock Owned Before Offering*	Beneficial Ownership After the Offering (3)	Percentage of Common Stock Owned After Offering (3)
Laurus Master Fund, Ltd.(4)	56,786,090	10.36%	Up to 75,679,135 shares of common stock	25,809,417	(1)	4.99%	—	—

* These columns represent the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholder has contractually agreed to restrict its ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the secured convertible notes, options and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Assumes full conversion of the convertible securities.

(3)	Assumes that all securities registered will be sold.

(4) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C. The shares of common stock that are being registered includes: (i) 19,000,000 shares of common stock; (ii) 11,162,790 common stock purchase warrants exercisable at an average of $0.255 per share;

(iii) an option to purchase 5,570,668 shares of common stock exercisable at $0.01 per share, and (iv) up to 15,789,474 shares underlying $3,000,000 principal amount of a convertible term note; and (v) up to 5,263,158 shares underlying $1,000,000 principal amount secured convertible minimum borrowing note. We have been notified by the selling stockholder that it is not a broker-dealer or an affiliate of a broker-dealer and it does not believe that it is required to be a broker-dealer.

Terms of Secured Convertible Notes

To obtain funding for general corporate purposes we entered into agreements with Laurus on March 30, 2005, pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. This prospectus relates to the resale of the common stock underlying the securities sold to Laurus, which consist of the following:

•	a secured convertible minimum borrowing note with a principal amount of $1,000,000 and when aggregated with a secured revolving note allows for the borrowing of an aggregate principal amount of $5,000,000;
•	a secured convertible term note with a principal amount of $3,000,000;
•	a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and
•	an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years.

At the closing of the foregoing financing, on March 31, 2005, we delivered all the relevant executed documents and agreements relating to the foregoing transaction and Laurus deposited $6,600,000 with the escrow agent, in accordance with the escrow agreement between us, Laurus and Loeb & Loeb LLP, acting as escrow agent. We then delivered joint instruction executed by us and Laurus to the escrow agent and Laurus informed the escrow agent that all closing conditions have been satisfied. Thereupon we received $3,000,000 in connection with the convertible term note from the escrow agent. In addition, we are permitted to borrow an aggregate principal amount not to exceed $5,000,000, based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from the escrow agent. As of January 18, 2007 the principal amount outstanding under the revolving note is $4,000,000.

The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock. Annual interest on the convertible term note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock.

The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder’s option (i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. We may redeem the term note in cash by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured convertible minimum borrowing note is due on March 30, 2008 and accrued interest thereon is payable monthly commencing on April 1, 2005. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured revolving note, without duplication of any amounts owing under the secured convertible minimum borrowing note, is due on March 30, 2008 and accrued interest thereon is payable monthly commencing on April 1, 2005. We may continue to draw additional funds under the secured revolving note, subject to availability based upon our eligible accounts receivable and inventory. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.20.

Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of our common stock.

The Company paid a fee at closing to Laurus Capital Management LLC, the manager of Laurus Master Funds, Ltd, equal to 3.6% of $8,000,000, the total maximum funds to be borrowed under the Company’s agreements with Laurus. This fee of $288,000 was deducted from the proceeds at closing.

In addition to the 3.6% management fee paid to Laurus Capital Management, LLC, $23,125 was also paid to Laurus Capital Management, LLC as due diligence and documentation fees. $40,000 was paid to Sichenzia Ross Friedman Ference LLP for the Company’s legal counsel fees, and $2,000 was paid to Loeb & Loeb LLP as an excrow agent fee. These fees were also deducted from the proceeds at closing.

Conversion Calculation

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the fixed conversion price of each of the notes. Assuming conversion of the full principal amount available under the notes the number of shares issuable upon conversion at the relevant fixed conversion prices would be:

Secured Convertible Term Note	$3,000,000 / $0.19 = 15,789,474 shares
Secured Convertible Minimum Borrowing Note	$1,000,000 / $0.19 = 5,263,158 shares
Secured Revolving Note	$4,000,000 / $0.20 = 20,000,000 shares

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2000 and again in January 2003, we entered into multiple revolving line of credit promissory notes with Florida Engineered Construction Products Corporation, an entity in which John Stanton is a majority shareholder, secured by all of our assets. The amount of the December 15, 2000 agreement was $2,500,000 at the time it was made, and the amount of the January 28, 2003 agreement was $2,500,000 at the time it was made. Each revolving note was a demand loan, which meant that the lender could demand full repayment of the loan at any time. The promissory notes related to each revolving line of credit merely provided for a loan up to a stated amount. There was no obligation on the part of the related party to make any loans pursuant to these agreements if the loan balance was less than the stated amount. There was no obligation on the part of the related parties to make any additional loans.

Historically, the related party lender has periodically agreed to convert portions of the loan balances into shares of our common stock. During 2004, the related party converted $5,334,010 of these notes into shares of our common stock.

As of December 31, 2004, we owed $6,672,519 pursuant to these agreements. Subsequent to December 31, 2004, additional loans were made under these notes to help secure the outcome of the reorganization of EME. On February 23, 2005 the full balance of $9,204,157 notes payable to related parties was converted into 189,643,210 shares of our common stock, and these agreements were cancelled.

The Company leases and rents the real property, building, and all other improvements located at 2515 E Hanna Avenue, Tampa, Florida 33610 from Hanna Properties Inc., a related party affiliated with Jaime Jurado, the President of EME. Mr. Jurado owns 45.425% of the common stock of Hanna Properties, Inc. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133. This lease obligation was assumed pursuant to EME’s reorganization plan for a period of two years, at which time EarthFirst has the option to re-evaluate. This location is the corporate headquarters of EarthFirst Technologies Incorporated and its subsidiaries.

On March 31, 2005, the Company purchased 7,500,000 shares of Hybrid Fuel Systems, Inc. common stock. Upon issuance of the stock, the Company owned 9.83% of Hybrid. Hybrid is related to the Company in that John Stanton, who owns 54.7% of EFTI owns 23.3% of Hybrid and further, John owns 92% of White Knight SST, Inc., who in turn owns 24% of Hybrid. Mr. Stanton is also Chairman of the Board of Hybrid Fuel Systems, Inc. On November 4, 2005 the Company sold its investment in Hybrid Fuel Systems, Inc., and Nanobac Pharmaceuticals, Inc. to our Chairman of the Board, John Stanton for $1,050,000, which is equal to the original investment in these companies, to avail the Company access to the cash used to make the original investment.

On August 29, 2005, the Company issued 83,000,000 shares of common stock as stock based compensation to entities affiliated with or controlled by John Stanton, Chairman of the Board, for services rendered from the inception of his involvement with the Company through the acquisition and reorganization of EME. Included in this issuance were those shares entitled to be issued by EFTI as a plan proponent to the EME bankruptcy, and authorized by the Fourth Amended Plan of Reorganization of EME pursuant to Section 1145 of the Bankruptcy Code. Compensation expense associated with this transaction, calculated based upon the market price of the Company’s stock on the date of grant was $18,260,000.

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue up to 750,000,000 shares of common stock, par value $.0001, pursuant to our Articles of Incorporation which were amended on June 20, 2005. As of January 18, 2007, there were 604,010,294 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Florida Business Corporation Act. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders) may resell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The name of any pledgee, donee, transferee, or any of their successors in interest selling shares would be added, by name, in a post-effective amendment. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

•	Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	Privately negotiated transactions;

•	In connection with short sales of company shares;

•	Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

•	By pledge to secure debts of other obligations;

•	In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholder may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholder for the sale of any of the common stock.

The selling stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholder may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In general, under Rule 144 a person or persons whose shares are aggregated including an affiliate, who has beneficially owned the shares for one year or more, may sell in the open market within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of our common stock. Sales under Rule 144 are also subject to limitations on the manner of sale, notice requirements and the availability of our current public information. A person who is deemed not to have been our affiliate at any time during the three months preceding a sale by him and who has beneficially owned his or her shares for at least two years, may sell the shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements, or the availability of current information we refer to above. After restricted shares are properly sold in reliance upon Rule 144, they will be freely tradeable without restrictions or registration under the Securities Act, unless thereafter held by one of our affiliates.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be a selling stockholder. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholder’s shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholder’s shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling stockholder is a deemed underwriter within the meaning of the Securities Act it be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer their common stock. A selling stockholder may also loan or pledge the common stock offered by this prospectus to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholder and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholder and its affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We cannot assure you that the selling stockholder will resell all or any portion of the common stock offered by this prospectus.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

TERMS OF SECURED CONVERTIBLE NOTES

To obtain funding for general corporate purposes we entered into agreements with Laurus, pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

•	a secured convertible minimum borrowing note with a principal amount of $1,000,000 and when aggregated with a secured revolving note allows for the borrowing of an aggregate principal amount of $5,000,000;
•	a secured convertible term note with a principal amount of $3,000,000;
•	a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and
•	an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years

At the closing of the foregoing financing, on March 31, 2005, we delivered all the relevant executed documents and agreements relating to the foregoing transaction and Laurus deposited $6,600,000 with the escrow agent, in accordance with the escrow agreement between us, Laurus and Loeb & Loeb LLP, acting as escrow agent. We then delivered joint instruction executed by us and Laurus to the escrow agent and Laurus informed the escrow agent that all closing conditions have been satisfied. Thereupon we received $3,000,000 in connection with the convertible term note from the escrow agent. In addition, we are permitted to borrow an aggregate principal amount not to exceed $5,000,000, based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from the escrow agent. As of January 18, 2007 the principal amount outstanding under the revolving note is $4,000,000.

In the event that the facility is terminated prior to expiration we must pay Laurus a fee in an amount equal to (1) $150,000 if terminated prior to the first anniversary of the closing of the facility, (2) $100,000 if terminated on or after the first anniversary of the closing of the facility and prior to the second anniversary of the closing of the facility and (3) 50,000 if such termination occurs thereafter during the term of the facility. Our obligations under the notes are secured by all of our assets, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., our active subsidiaries. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock. Annual interest on the convertible term note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock.

The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder’s option (i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. We may redeem the term note in cash by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured convertible minimum borrowing note is due on March 30, 2008 and accrued interest thereon is payable monthly commencing on April 1, 2005. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured revolving note, without duplication of any amounts owing under the secured convertible minimum borrowing note, is due on March 30, 2008 and accrued interest thereon is payable monthly commencing on April 1, 2005. We may continue to draw additional funds under the secured revolving note, subject to availability based upon our eligible accounts receivable and inventory. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.20.

Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of our common stock.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered by this prospectus.

EXPERTS

Our financial statements as of December 31, 2005, and for each of the years in the two year period then ended, have been included herein in reliance upon the report of Aidman, Piser & Company, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of EarthFirst Technologies, Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2006 (Unaudited)	December 31, 2005
ASSETS
Current assets:
Cash	$439,910	$1,202,480
Accounts receivable – net	10,784,525	9,232,564
Cost and estimated earnings in excess of billings on uncompleted contracts	752,967	1,446,326
Inventory	2,866,166	1,613,276
Prepaid expenses and other current assets	151,870	127,735

Total current assets	14,995,438	13,622,381

Property and equipment, net	5,016,364	4,967,408
Intangible assets	15,323,152	15,323,152
Loan costs and discounts	423,876	635,813
Other assets	266,353	434,577

	$36,025,183	$34,983,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$45,350	$52,403
Secured convertible notes payable	4,387,684	2,959,536
Accounts payable and accrued expenses	7,802,366	5,782,182
Billings in excess of cost and estimated earnings on uncompleted contracts	4,128,731	719,820

Total current liabilities	16,364,131	9,513,941

Secured convertible notes payable, non current	333,857	301,665
Derivative liabilities	230,149	4,722,520
Other liabilities	81,642	890,172
Notes payable, related parties	3,263,874	—

Total liabilities	20,273,653	15,428,298

Majority and minority interests	295,434	853,648
Commitments and contingencies (Note 10)	—	—

Stockholders’ equity:
Common stock, par value $.0001, 750,000,000 shares authorized, 604,010,294 and 598,046,693 shares issued, 602,060,294 and 596,096,693 shares outstanding	60,401	59,804
Additional paid-in capital	88,134,675	87,584,713
Accumulated deficit	(71,470,920)	(67,675,072)

	16,724,156	19,969,445
Less treasury stock (1,950,000 shares at cost)	(1,268,060)	(1,268,060)

Total stockholders’ equity:	15,456,096	18,701,385

	$36,025,183	$34,983,331

See notes to condensed consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$8,746,062	$10,526,009	$33,086,463	$28,447,170
Cost of sales	9,095,169	7,879,108	30,231,008	20,503,561

Gross profit (Loss)	(349,107)	2,646,901	2,855,455	7,943,609

Selling, general and administrative expenses	2,885,000	1,947,185	7,908,306	5,186,367
Stock based compensation	—	18,260,000	—	18,260,000
Research and development expenses	400,509	104,064	595,803	424,715

Loss from operations before reorganization item, income taxes and majority/minority interests	(3,634,616)	(17,664,348)	(5,648,654)	(15,927,473)

Other income (expense):
Gain on extinguishment of debt, bankruptcy	—	180,433	81,020	4,163,740
Gain on disposal of assets	—	33,370	—	40,039
Claims recovery	—	—	1,100,000	—
Miscellaneous income	19,949	148,155	193,369	316,466
Derivative gain (loss)	279,280	(1,219,761)	3,906,048	377,390
Interest expense	(738,729)	(746,722)	(2,956,378)	(1,292,398)
Equity in loss of unconsolidated affiliates	—	(121,563)	—	(251,649)

Loss before reorganization item, income taxes and majority/minority interests	(4,074,116)	(19,390,436)	(3,324,595)	(12,573,885)

Reorganization item, professional fees related to bankruptcy and pursuit of claims	(130,030)	(278,030)	(377,727)	(1,710,708)

Loss before income taxes and majority/minority interests	(4,204,146)	(19,668,466)	(3,702,322)	(14,284,593)
Provision for income taxes	—	—	—	—

Loss before majority/minority interests	(4,204,146)	(19,668,466)	(3,702,322)	(14,284,593)
majority/minority interests	237,695	(286,084)	(93,526)	(1,244,592)

Loss from continuing operations	(3,966,451)	(19,954,550)	(3,795,848)	(15,529,185)

Loss on disposal of discontinued operations	—	—	—	(137,636)

Net Loss	$(3,966,451)	$(19,954,550)	$(3,795,848)	$(15,666,821)

Net Loss per common share/basic and diluted
Continuing operations	$(.01)	$(.04)	$(.01)	$(.03)

Discontinued operations	$—	$—	$—	$—

Weighted average shares outstanding
Basic and fully diluted	602,375,424	535,524,754	599,817,547	469,631,345

See notes to condensed consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(3,795,848)	$(15,666,821)
Adjustments to reconcile net loss to net cash flows from operating activities:
Expenses funded though issuance of stock	37,500	695,000
Related party compensation funded through stock issuance	—	18,260,000
Minority interest in joint venture	93,526	1,244,592
Derivative gain	(3,906,048)	(377,390)
Amortization of debt discount	2,287,076	1,144,549
Depreciation and amortization	377,962	242,305
Gain on cancellation of debt	(81,020)	(4,163,740)
Equity in loss of unconsolidated affiliates	—	251,649
Loss on disposal of discontinued operations	—	137,636
Gain on disposal of assets	—	(40,039)
Increase (decrease) in cash due to changes in:
Current assets	(1,967,403)	(543,754)
Current liabilities	4,151,584	(3,505,252)

Net cash flows from operating activities	(2,802,671)	(2,321,265)

Cash flows from investing activities:
Purchase of investments in unconsolidated affiliates	—	(1,050,000)
Acquisition of property and equipment	(214,981)	(599,984)

Net cash flows from investing activities	(214,981)	(1,649,984)

Cash flows from financing activities:
Proceeds from note payable, related party	3,263,874	1,791,516
Proceeds from option exercise		190,000
Repayment of long-term debt	(907,053)	(5,780,334)
Proceeds from Laurus credit facility	—	7,348,447
Distributions to minority interest in consolidated subsidiary	(101,739)	—

Net cash flows from financing activities	2,255,082	3,549,629

Decrease in cash	(762,570)	(421,620)
Cash, beginning of period	1,202,480	1,482,383

Cash, end of period	$439,910	$1,060,763

	2006	2005
Cash paid for interest:	$488,415	$297,402

Supplemental schedule of non-cash financing and investing activities:

During 2006, the Company:

•	Issued 700,000 shares of common stock, as a cashless exercise of an option to purchase 1,000,000 common shares.

•	Issued 5,013,601 shares of common stock as a cashless exercise of an option to purchase 5,570,668 common shares.

See notes to condensed consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

During 2005, the Company:

•	Converted $9,204,157 of related party debt to 189,643,210 shares of common stock

•	Incurred loan costs of $390,290 funded through proceeds of Laurus credit facility

See notes to condensed consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total
	Shares	Amount
Balances, December 31, 2005	598,046,693	$59,804	$87,584,713	$(67,675,072)	$(1,268,060)	$18,701,385
Stock issued for professional services	250,000	25	37,475			37,500
Stock issued for exercise of Options	700,000	70	(70)
Stock issued for exercise of Options	5,013,601	502	(502)
Reclassification of derivative liabilities to equity			513,059			513,059
Net loss				(3,795,848)		(3,795,848)

Balances September 30, 2006 (unaudited)	604,010,294	$60,401	$88,134,675	$(71,470,920)	$(1,268,060)	$15,456,096

See notes to condensed consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

1.	Nature of business, basis of presentation and summary of significant accounting policies:

Nature of business:

EarthFirst Technologies, Incorporated, a Florida Corporation formed in 1997, is a specialized holding company owning subsidiaries engaged in developing and commercializing technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste, and in supplying electrical contracting services internationally.

The Company’s solid waste division, operated through World Environmental Solutions Company, Inc. (WESCO), a wholly owned subsidiary, remained focused on the commercialization of its “Solid Waste Remediation Plant” in Mobile, Alabama. This unit is known as the “Catalytic Activated Vacuum Distillation Process (“CAVD”) Reactor”. This plant processes rubber tires extracting carbon and other raw materials for resale. This process efficiently disposes of the tires in an environmentally compliant manner that allows raw materials from those waste products to be recycled and reused.

The Company anticipates providing additional CAVD plants to customers in various industries. The Company expects to bring proven technology in replicating its production plants and distribution network for the disposal of the by-products produced in the process.

The Company has developed technologies for the treatment of liquid waste products. The technology involves the use of high temperature plasma through which the liquid waste products are passed. The harmful properties contained in the liquid waste products are broken down at the molecular level as they pass through the plasma and a clean burning gas is produced.

Through its Electric Machinery Enterprises, Inc. subsidiary (EME), the Company performs services as an electrical contractor and subcontractor in the construction of commercial and municipal projects primarily located in Florida and the Caribbean. Substantially all of the Company’s revenues were generated by EME in 2006 and 2005.

The Company’s biofuels division, operated through SolarDiesel Corporation (formerly EarthFirst Americas, Incorporated), a wholly owned subsidiary continues to remain focused on the development of market opportunities available associated with palm oil, and the continued sale of biodiesel.

Basis of presentation:

The interim financial statements of EarthFirst Technologies, Incorporated and its subsidiaries (“EarthFirst” or the “Company”) that are included herein are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although we believe the disclosures which have been made are adequate to make the information presented not misleading. In the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the periods presented. The interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-KSB for the year then ended. The interim results reflected in the accompanying financial statements are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

Principles of Consolidation:

The financial statements include the consolidated accounts of EarthFirst Technologies Incorporated and all of its subsidiaries (including the variable interest entity discussed below) (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated.

Restricted Cash:

The balance in cash includes $100,000 representing funds held by a bank as collateral for an irrevocable letter of credit issued in connection with a vendor. This letter of credit expires on September 16, 2007 and will be extended automatically for one year provided the Company does not take action to the contrary.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

Variable Interest Entity:

During 2004, the Company entered into a joint venture to operate Peleme, Ltd. (an EME affiliated Cayman company) to perform work in the Cayman Islands. The Shareholder Agreement provided for EME’s 40% ownership interest; however, it entitled EME to 70% of the net profit of this project and EME was responsible for 100% of the financial support pursuant to the agreement. In accordance with SFAS Interpretation No. 46R, the Company has accounted for this investment as a variable interest entity and the accompanying financial statements include the assets and liabilities of Peleme and the majority interest in this entity. Accordingly, the joint venture financial statements have been combined with those of the Company. Further, although organized in the Cayman’s, Peleme’s functional currency is in U.S. Dollars. All invoices are billed in U.S. Dollars and substantially all invoices paid in U.S. Dollars.

At December 31, 2005, the Company negotiated the purchase of the majority interest obligation relative to this project for $550,000 payable in installments. The final payment was made in April 2006.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

Accounts Receivable, allowance for doubtful accounts and customer concentrations:

Accounts receivable are customer obligations due under normal trade terms. Retainage on construction contracts, which aggregate $2,535,593 at September 30, 2006, and are included in accounts receivable, are contractual obligations of the customer that are withheld from progress billings until project completion and are generally collected within one year. The Company performs continuing credit evaluations of its customers’ financial condition and does not require collateral.

Senior management reviews receivables on a weekly basis to determine if any amounts may become uncollectible. Any contract receivable balances that are determined to be uncollectible, along with a general reserve, are included in the allowance for doubtful accounts. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes the allowance for doubtful accounts of $279,500 is adequate as of September 30, 2006.

Accounts receivables from four customers accounted for approximately 41% of the Company’s trade accounts receivable balance at September 30, 2006.

Contract Claims

As of September 30, 2006 the Company has certain contracts and claims in various stages of negotiation, arbitration and litigation in the approximate amount of $9,000,000. The Company is attempting to resolve these matters, and expects to be successful in recovering these amounts. However, as in all matters in litigation, the outcome is not certain and amounts recovered, if any, could be materially different than expected. The Company does not record contract claims until such claims are realized pursuant to guidance in Statement of Position 81-1 Accounting for Performance Construction-Type and Certain Production-Type Contracts. The guidance states that “recognition of amounts of additional contract revenue relating to claims is appropriate only if it is probable that the claim will result in additional contract revenue and if the amount can be reliably estimated.” Those two requirements are satisfied by the existence of all of the conditions described in the pronouncement. All of the conditions were not present so these claims are considered to be contingent gains and will be recorded when realized. These amounts, which are not carried as assets on the balance sheet, will be recorded as revenue when such claims are settled.

During the first quarter of 2006, the Company recognized $1,100,000 in revenue for amounts that were collected in relation to these claims. This claim recovery is included in other income in the accompanying statement of operations for the nine months ended September 30, 2006.

Stock-based compensation:

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“FAS 123(R)”) using the modified-

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AN D NINE MONTHS ENDED SEPTEMBER 30, 2006

prospective-transition method. Under this transition method, compensation cost in 2006 includes the fair value of the vested portion of cost for options granted prior to but not vested as of December 31, 2005, and options granted and vested in 2006. Therefore results for prior periods have not been restated.

The adoption of SFAS No. 123(R) had no effect on net income for the three months and nine months ended September 30, 2006, compared to accounting for share-based compensation using the previously adopted intrinsic value method under APB No. 25, Accounting for Stock Issued to Employees.

There was no stock based compensation during the three months and nine months ended September 30, 2006 under either the fair value method prescribed by FASB 123(R) or the intrinsic value method under APB 25.

As of September 30, 2006, there was no unrecognized compensation cost related to unvested share-based compensation awards granted.

In November 2005, the FASB issued FASB Staff Position No. FAS 123(R)-3 (“FSP 123(R)”), Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards. FSP 123(R)-3 provides an elective alternative transition method for calculating the pool of excess tax benefits available to absorb tax deficiencies recognized subsequent to the adoption of FAS 123(R). Companies may take up to one year from the effective date of FSP 123(R)-3 to evaluate the available transition alternatives and make a one-time election as to which method to adopt. The company is currently in the process of evaluating the alternative methods.

No options were granted to employees or directors during the first three quarters of 2006.

Common stock options issued, exercised and outstanding during the nine months ended September 30, 2006 are as follows:

	Shares	Weighted- Average Exercise Price
Options outstanding, 1/1/2006	12,570,668	$0.08
Options granted in 2006	—	0.00
Options cancelled in 2006	(557,067)	0.01
Options cancelled in 2006	(300,000)	0.09
Options expired in 2006	(466,200)	0.21
Options exercised in 2006	(700,000)	0.09
Options exercised in 2006	(5,013,601)	0.01

Options outstanding, 9/30/2006	5,533,800	$0.13

The following table summarizes information for options outstanding and exercisable at September 30, 2006.

Exercise Prices	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Life
0.09	1,500,000	$0.09	5.21
0.11	2,500,000	0.11	4.21
0.195	1,533,800	0.20	4.57

	5,533,800	$0.13	4.58

Net (loss) per common share:

The Company computes income (loss) per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the income or loss available to common stockholders by the weighted average common shares outstanding. Diluted earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options and warrants, or convertible debentures as common stock equivalents for the three months and nine months ended September 30, 2006 because the effect would be anti-dilutive.

Potentially dilutive securities, which have been excluded from the determination of diluted EPS because their effect would be anti-dilutive, are as follows:

	Nine Months Ended September 30,
	2006	2005
Warrants	11,162,790	11,162,790
Options	4,000,000	4,466,200
Convertible notes	36,315,789	36,315,789

	51,478,579	51,944,779

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

Recent accounting pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 155 (SFAS No. 155), ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS—AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. Prior to fair value measurement, however, interests in securitized financial assets must be evaluated to identify interests containing embedded derivatives requiring bifurcation. The amendments to SFAS No. 133 also clarify that interest-only and principal-only strips are not subject to the requirements of the SFAS, and that concentrations of credit risk in the form of subordination are not embedded derivatives. Finally, SFAS No. 155 amends SFAS No. 140, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not anticipate that the adoption of this statement to have a material impact on its consolidated financial statements.

The Financial Accounting Standards Board (“FASB”) has recently announced a new interpretation, FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), which will be effective for fiscal years beginning after December 15, 2006, FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has not determined the impact of the adoption of FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued FAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the requirements of this standard and does not expect its provisions to have a material effect on its financial statements.

2.	Laurus Credit Facility

On March 30, 2005, the Company entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt and an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

•	a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

•	a secured convertible term note with a principal amount of $3,000,000;

•	a common stock purchase warrant to purchase 11,162,790 shares of common stock of the Company, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

•	an option to purchase 24,570,668 shares of common stock of the Company, at a purchase price equal to $0.01 per share, exercisable for a period of six years

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

At the closing of the foregoing financing from Laurus, on March 31, 2005, the Company received $3,000,000 in connection with the convertible term note. In addition, the Company is permitted to borrow an amount based upon its eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly, the Company received an additional $3,600,000 at closing, and $1,400,000 on May 15, 2005 for an aggregate of $8,000,000 in financing from Laurus.

The Company must pay certain fees in the event the facility is terminated prior to expiration. The Company's obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., the active subsidiaries of the Company. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock. Annual interest on the convertible term note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock.

The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, the Company may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The Company in cash may redeem the term note by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on April 1, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

Upon an issuance of new shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert pursuant to the terms of the convertible notes to an amount that would be convertible into that number of Conversion shares which would exceed the difference between 4.99% of the outstanding shares of Common Stock, and the number of shares of Common stock beneficially owned by the holder and issuable to the holder upon the exercise of the warrant and the option held by such holder. The intent is that at no time shall Laurus own more than 4.99% of the outstanding Common Stock of the Company.

The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by May 30, 2005, or declared effective by January 31, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees. The Company has filed this registration statement and has responded to two rounds of comments, and is preparing a response to the third round of comments from the SEC.

The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.6% of the total maximum funds to be borrowed under the Company’s agreements with Laurus. The amount of the fee was $288,000.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

The following table reflects balances of the secured convertible notes at September 30, 2006:

Face value $2,100,000 Secured Convertible Term Note, variable rate of prime plus 2.5% (10.75% at September 30, 2006), due in stated monthly payments of $100,000 to March 30, 2008.	$622,193

Face value $1,000,000 Secured Convertible Minimum Note, variable rate of prime plus 2%, subject to 7% floor (10.25% at September 30, 2006), due at maturity on March 30, 2008.	126,459

Face value $4,000,000 Secured Convertible Revolving Note, variable rate of prime plus 2%, subject to 7% floor (10.25% at September 30, 2006), due at maturity on March 30, 2008.	3,972,889

4,721,541
Less current maturities	(4,387,684)

$333,857

Scheduled maturities of face values for the years ending September 30 are as follows:
2006	$5,200,000
2007	600,000
2008	1,000,000

Convertible debentures	$6,800,000

(a) Laurus Financings: During March 2005, the Company entered into a series of three separate financing agreements (the “Laurus Financings”) with Laurus Master Fund, Ltd. (“Laurus”) whereby the Company issued: (i) Secured Convertible Notes in the amounts of $3,000,000, $1,000,000 and $5,000,000 (aggregate borrowing capacity), and (ii) warrants with six-year terms to purchase 11,162,790 shares of common stock (at fixed exercise prices ranging from $0.23-$0.28) and, (iii) options with six-years terms to purchase 24,570,668 shares of common stock at a fixed exercise price of $0.01. The Secured Convertible Notes are convertible into common stock at conversion rates of $0.19, $0.19 and $0.20, relative to the $3,000,000, $1,000,000 and $5,000,000 (aggregate borrowing capacity) Secured Convertible Notes referred to above.

(b) The Laurus Financings included registration rights and certain other terms and conditions related to share settlement of the embedded conversion features and the warrants that the Company has determined are not within its control. In addition, certain features associated with the financings, such as anti-dilution protection afforded the financing agreements render the number of shares issuable to be indeterminate. In these instances, EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, requires allocation of the proceeds between the various instruments and the derivative elements carried at fair values.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

The following tabular presentation reflects the allocation of the proceeds on the date of the financings:

Derivative losses arose in connection with the allocation of proceeds to derivative financial instruments at their respective fair values, which amounts exceed amounts received by the Company in connection with the financing arrangement. See Fair Value of Financial Instruments, below, for additional information about the Company’s financial instruments.

The discount to the debt instruments resulting from the aforementioned allocation is being amortized through periodic charges to interest expense using the effective method for the Term and Minimum Notes and the straight-line method for the Revolving Note.

	Term Note	Minimum Note	Revolving Note
Allocation:
Warrants and options	$3,578,591	$1,192,864	$3,101,445
Embedded derivative features	1,932,632	644,211	2,600,000
Debt instrument	—	—	—
Derivative loss	(2,511,223)	(837,075)	(1,701,445)

Total proceeds	$3,000,000	$1,000,000	$4,000,000

The following tabular presentation reflects the amortization of the debt discounts included in interest for each instrument:

	Term Note	Minimum Note	Revolving Note	Total
Quarter ended September 30, 2006	$379,135	$40,300	$121,710	$541,145

3.	Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable, accrued expenses, acquisition consideration payable and bank borrowings generally approximate the respective fair values of these instruments due to their current nature.

The fair values of convertible notes for disclosure purposes only are estimated based upon the present value of the estimated cash flows at 12.75% credit risk adjusted interest rates for convertible instruments. As of September 30, 2006, estimated fair values and respective carrying values for debt instruments are as follows:

Debt Instrument	Fair Value	Carrying Value
$2,100,000 Face Value Convertible Secured Term Note	$1,893,576	$622,193

$1,000,000 Face Value Convertible Secured Minimum Note	$901,703	$126,459

$4,000,000 Face Value Convertible Secured Revolving Note	$3,606,811	$3,972,889

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

4.	Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as warrants and embedded conversion features that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

The caption Derivative Financial Instruments consists of (i) the fair values associated with derivative features embedded in the Laurus Convertible Secured Term Notes and (ii) the fair values of the detachable warrants and options that were issued in connection with those financing arrangements.

On July 27, 2005, Laurus Master Fund exercised common stock options for the purchase of 19,000,000 shares of common stock at the strike price of $0.01 per share. On that date, the fair value of the freestanding derivative associated with the stock options exercised, amounting to $2,470,000 was reclassed to stockholders’ equity.

On July 31, 2006, Laurus Master Fund exercised common stock options for the purchase of 5,013,601 shares of common stock at the strike price of $0.01 per share. On that date, the fair value of the freestanding derivative associated with the stock options exercised, amounting to approximately $513,000 was reclassed to stockholders equity.

The following tabular presentation reflects the components of Derivative financial instruments on the Company’s balance sheet at September 30, 2006:

(Assets) Liabilities:
Embedded derivative instruments	$33,684
Freestanding derivatives (warrants and options)	196,465

$230,149

The following tabular presentation reflects the number of common shares into which the aforementioned derivatives are indexed at September 30, 2006:

Common shares indexed:
Embedded derivative instruments	37,684,210
Freestanding derivatives (warrants and options)	11,162,790

48,847,000

Income for the three months and nine months ended September 30, 2006 associated with adjustments recorded to reflect the aforementioned derivatives at fair value amounted to $279,280 and $3,906,048, respectively.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

Fair value considerations for derivative financial instruments:

Freestanding derivative instruments, consisting of warrants and options that arose from the Laurus financing are valued using the Black-Scholes-Merton valuation methodology because that model embodies all of the relevant assumptions that address the features underlying these instruments. Significant assumptions included in this model as of September 30, 2006 are as follows:

Holder	Laurus	Laurus
Instrument	Warrants	Options
Exercise prices	$0.23—$0.28	$0.01
Term (years)	4.50	4.50
Volatility	59.09%	59.09%
Risk-free rate	4.25%	4.25%

Embedded derivative instruments consist of multiple individual features that were embedded in the convertible debt instruments. The Company evaluated all significant features of the hybrid instruments and, where required under current accounting standards, bifurcated features for separate report classification. These features were, as attributable to each convertible note, aggregated into one compound derivative financial instrument for financial reporting purposes. The compound embedded derivative instruments are valued using the Flexible Monte Carlo methodology because that model embodies certain relevant assumptions (including, but not limited to, interest rate risk, credit risk, and Company-controlled redemption privileges) that are necessary to value these complex derivatives.

Significant assumptions included in this model as of September 30, 2006 are as follows:

Holder	Laurus	Laurus	Laurus
Instrument	Term	Minimum	Revolver
Conversion prices	$.19	$.19	$.20
Actual term (years)	1.50	1.50	1.50
Equivalent volatility	45.29%	45.29%	45.29%
Equivalent interest rate	6.35%	6.35%	6.35%
Equivalent yield rate	14.86%	14.86%	14.86%

Equivalent amounts reflect the net results of multiple modeling simulations that the Monte Carlo Simulation methodology applies to underlying assumptions.

5.	Contracts in progress

Uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$29,845,951
Estimated earnings on uncompleted contracts	5,348,242

35,194,193
Less billings to date	(38,569,957)

$(3,375,764)

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

The components of this amount are included on the balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$752,967
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,128,731)

$(3,375,764)

6.	Property, plant and equipment

Property, plant and equipment consisted of the following at September 30, 2006:

Land	$52,244
Buildings	1,267,139
Leasehold improvements	832,900
Equipment	1,348,219
Vehicles	1,235,424
Furniture, fixtures and others	108,124

4,844,050
Less accumulated depreciation	(2,797,479)

2,046,571
Construction in progress	2,969,793

$5,016,364

7.	Notes payable

Notes payable consisted of the following at September 30, 2006:

Insurance premium finance agreement, payable in nine monthly payments of $5,891 bearing interest at 8.25% to premium assignment corporation	$45,350

8.	Related party transactions:

Material related party transactions that have been entered into by the Company that are not otherwise in these notes are summarized below:

The Company leases and rents the real property, building, and all other improvements located at 2515 E Hanna Avenue, Tampa, Florida 33610 from Hanna Properties, Inc., a related party affiliated with Jaime Jurado, the Vice Chairman of EFTI. Mr. Jurado owns 45.425% of the

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

common stock of Hanna Properties, Inc. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133. This lease obligation was assumed pursuant to EME’s reorganization plan for a period of two years, at which time EarthFirst has the option to re-evaluate. This location is the corporate headquarters of EarthFirst Technologies Incorporated and its subsidiaries.

In January 2006, the Company through its subsidiary EarthFirst Americas, Incorporated, entered into a revolving line of credit promissory note in the amount of $3,000,000, with “US Sustainable Energy Corp., an entity related to John Stanton, the Company’s Chairman of the Board, Chief Executive Officer, and President. In June 2006, the amount of the revolving line of credit promissory note was increased to $5,000,000, and the terms were modified to require no payments until January 2009. The Promissory note accrues interest at the rate of 6%. Simultaneously with the execution of the promissory note, the Company entered into a security agreement pledging as collateral all of debtor’s right title and interest in and to all Palm Oil and Palm Methyl Ester Products, and any and all assets associated with the biofuels business of EarthFirst Americas, Incorporated. As of September 30, 2006, the balance including accrued interest was $3,263,874.

9.	Stockholders equity:

On March 23, 2006, the Company issued 250,000 shares of its common stock to BGM Ventures, LLC under its professional services agreement.

On April 6, 2006, the Company issued 700,000 shares of its common stock upon the exercise of stock options.

On July 31, 2006, Laurus Master Fund elected to exercise their option to purchase the remaining balance of 5,570,668 common shares available to them through the common stock option granted them in March 2005. The original grant was for 24,570,668 common shares at an exercise price of $.01 per share. In July 2005, Laurus elected to exercise a portion of their option, and purchased 19,000,000 common shares for $190,000. On July 31, 2006, Laurus elected to utilize its cashless exercise privilege resulting in the issuance of 5,013,601 common shares in the third quarter of 2006.

10.	Commitments and Contingencies

Lease obligations:

The Company leases vehicles and certain office equipment under noncancellable operating leases for periods up to four years. In addition, the Company conducts its operations in a facility leased from a related corporation owned by certain stockholders of the Company.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

The total rent expense for the nine months ended September 30, 2006 and 2005 was approximately $754,000 and $549,000, respectively, of which approximately $571,000 and $513,000, respectively, was for the facility leased from the related corporation.

Approximate future minimum rentals on noncancellable leases at September 30, 2006 are as follows:

Year ending September 30,
2007	$427,703
2008	206,957
2009	185,780
2010	25,404

$845,844

Legal proceedings:

The Company is involved in litigation with Ruggero Maria Santilli (“Santilli”), The Institute for Basic Research, Inc. (“IBR”), and Hadronic Press, Inc. (“Hadronic”) concerning certain aspects of the Company’s liquid waste technologies.

The matters contemplated above will be referred to as the “Santilli Suit” and the “Hadronic Suit”. Hadronic claims to own the intellectual property rights to one or more aspects of the Company’s liquid waste technologies. Management continues to believe that the Company owns all of the intellectual property rights necessary to commercialize and further develop its liquid and solid waste technologies without resorting to a license from any third parties.

During 2004, the Company attempted to reach agreement with Santilli and his related parties to resolve the differences between the parties. As of this date, the Company is still interested in resolving these differences.

The litigation described above does not involve the technology the Company is developing in connection with its efforts for the processing of used automotive tires.

The Company is also involved in disputes with vendors for various alleged obligations associated with operations that were discontinued in prior years. Several disputes involve deficiency balances associated with lease obligations for equipment acquired by the Company for its contract manufacturing and BORS Lift operations that were discontinued during calendar 2000. The machinery and equipment associated with many of these obligations has been sold with the proceeds paid to the vendor or the equipment has been returned to the vendor. Several of the equipment leasing entities claim that balances on the leases are still owed.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

The Company has other litigation and disputes that arise in the ordinary course of its business. The Company has accrued amounts for which it believes all of its disputes will ultimately be settled.

Professional services agreement

The Company has entered into a professional services agreement with BGM Ventures, LLC, a company affiliated with Barry Markowitz, a member of the board of directors, commencing on October 1, 2005 for a period of three years. Compensation will be $65,000 per year, payable quarterly, and one million shares of the Company’s common stock issued at increments of 250,000 shares annually through October 1, 2008.

11.	Management’s plans regarding liquidity and capital resources:

Prior to its acquisition of EME in late 2004, the Company experienced net losses and, as such, experienced negative operating cash flows. The Company has historically funded these negative operating cash flows with proceeds from sales of common and preferred stock, as well as notes and convertible debentures and related party loans.

Commencing with the Company’s acquisition of EME in late 2004, the Company has restructured many of EME’s liabilities with funding provided by the Laurus credit facility discussed in Note 2 as well as additional related party loans (all related party loans as of December 31, 2005, had been converted to common stock.)

The Company generated a net operating income, net of stock-based compensation, of $1,423,259 for the year ended December 31, 2005. While the Company’s profitability suffered during the first three quarters of 2006 due to certain contract losses and substantially greater selling and administrative expenses associated with the expansion into the biofuels segment and electrical contracting for the residential housing market, management expects EME’s business volume and profitability to continue to grow through 2006 and beyond.

As discussed in Note 6, the Company secured a $5,000,000 line of credit with an entity related to the Company’s Chairman and Chief Executive Officer to facilitate the new biofuels business. Approximately $1,737,000 of this credit facility remains available at September 30, 2006.

Management believes that the Company’s existing cash and available line of credit along with the expected profitability from EME’s operations will be adequate to fund the Company’s operations for the foreseeable future. However, management may seek additional, alternatives to fund growth opportunities in its Biofuels and Waste Disposal business segments.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

12.	Segment Information

Commencing with the Company’s acquisition of EME in the fourth quarter of 2004, and the establishment of EarthFirst Americas in 2005, the Company operates in three business segments. The waste disposal segment is focused on research and development and bringing the existing technologies to commercial realization. The Contracting segment operates electrical contracting and subcontracting services on commercial, residential and municipal construction projects primarily in Florida and the Caribbean. The Caribbean projects are all denominated in U.S. currency. The Biofuels segment is focused on the importing and producing of biodiesel fuels.

13.	Subsequent Event:

Subsequent to September 30, 2006, the Company issued warrants to acquire 18,000,000 shares of common stock for services exercisable at $0.08 per share with an expiration date of October, 2009, and warrants to acquire 400,000 shares of common stock for services exercisable at $0.19 per share with an expiration date in October 2008.

EARTHFIRST TECHNOLOGIES, INCORPORATED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

SEGMENT INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 IS AS FOLLOWS:

	Waste Disposal	Contracting	Biofuels	Total
Revenue	$—	$32,097,205	$989,258	$33,086,463
Cost of Sales		29,068,523	1,162,485	30,231,008

Gross profit (loss)	—	3,028,682	(173,227)	2,855,455
Selling, general and administrative expenses	629,406	4,933,415	525,659	6,088,480
Research and development expenses	452,538			452,538

Income (loss) from operations before reorganization item, income taxes and majority interest	(1,081,944)	(1,904,733)	(698,886)	(3,685,563)
Other income (expense)
Gain on extinguishment of debt, bankruptcy		81,020		81,020
Claims recovery		1,100,000		1,100,000
Miscellaneous income		122,294	56,334	178,628
Interest expense	(3,481)	(2,543)	(94,862)	(100,886)

Income (loss) before reorganization item, Income taxes and majority and minority interests	(1,085,425)	(603,962)	(737,414)	(2,426,801)
Reorganization item, professional fees related to bankruptcy and pursuit of claims		(374,248)		(374,248)

Income (loss) before majority and minority interests	(1,085,425)	(978,210)	(737,414)	(2,801,049)
Majority interest and minority interests		(93,526)		(93,526)

Income (loss) from continuing operations	(1,085,425)	(1,071,736)	(737,414)	(2,894,575)
Loss on disposal of discontinued operations				—

Net Income (loss)	$(1,085,425)	$(1,071,736)	$(737,414)	$(2,894,575)

Total Assets	$2,978,293	$30,758,793	$1,799,469	$35,536,555

Goodwill		$15,323,152		$15,323,152

Reconciliation of Segment Amounts Reported to Condensed Consolidated Amounts

Revenue
Total revenues for reportable segments	$33,086,463

Total consolidated revenue	$33,086,463

Net income (loss)
Total income (loss for reportable segments	$(2,894,575)
Unallocated amounts relating to corporate operations
Miscellaneous income	16,732
Selling, general and administrative expenses	(1,825,296)
Research and development expense	(143,265)
Interest expense	(2,855,492)
Derivative gain	3,906,048

Total consolidated net income	$(3,795,848)

Assets
Total assets for reportable segments	$35,536,555
Corporate investments and other assets	488,628

Total consolidated assets	$36,025,183

Report of Independent Registered Public Accounting Firm

Board of Directors

EarthFirst Technologies, Incorporated

Tampa, Florida

We have audited the accompanying consolidated balance sheet of EarthFirst Technologies, Incorporated and Subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EarthFirst Technologies, Incorporated and Subsidiaries, at December 31, 2005, and the consolidated results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying 2004 Financial statements have been restated as described in Note 20.

/s/ Aidman, Piser & Company, P.A.

March 30, 2006 except for Note 20, for which the date is September 13, 2006.

Tampa, Florida

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

ASSETS

Current assets:
Cash	$1,202,480
Accounts receivable – net of allowance for doubtful accounts of $279,500	9,232,564
Cost and estimated earnings in excess of billings on uncompleted contracts	1,446,326
Inventory	1,613,276
Prepaid expenses and other current assets	127,735

Total current assets	13,622,381

Property and equipment, net	4,967,408
Intangible assets	15,323,152
Loan costs and discounts	635,813
Other assets	434,577

$34,983,331

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable	$52,403
Secured convertible notes payable	2,959,536
Accounts payable and accrued expenses	5,782,182
Billings in excess of cost and estimated earnings on uncompleted contracts	719,820

Total current liabilities	9,513,941

Secured convertible notes payable, non current	301,665
Derivative liabilities	4,722,520
Other liabilities	890,172

Total liabilities	15,428,298

Majority and minority interests	853,648
Commitments and contingencies (note 11)	—
Stockholders’ equity:
Common stock, par value $.0001, 750,000,000 shares authorized, 598,046,693 shares issued and outstanding	59,804
Additional paid-in capital	87,584,713
Accumulated deficit	(67,675,072)

19,969,445
Less: treasury stock (1,950,000 shares at cost)	(1,268,060)

Total stockholders’ equity	18,701,385

$34,983,331

See notes to consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004 As Restated
Revenue	$41,743,320	$12,266,701
Cost of sales	32,083,495	8,858,707

Gross profit	9,659,825	3,407,994

Selling, general and administrative expenses	7,654,036	2,992,773
Related party stock based compensation	18,260,000	—
Research and development expenses	582,430	2,474,949

Loss from operations	(16,836,641)	(2,059,728)

Other income (expense):
Gain on extinguishment of debt, bankruptcy	4,163,740	1,298,068
Miscellaneous income, net	397,071	325,961
Derivative loss	(592,521)	—
Interest expense	(2,760,202)	(466,215)

Loss before reorganization item, income taxes and majority and minority interests	(15,628,553)	(901,914)
Reorganization item, professional fees related to bankruptcy and pursuit of claims	(1,919,288)	(1,202,829)

Loss before income taxes and majority and minority interests	(17,547,841)	(2,104,743)

Income tax benefit	—	—

Loss before majority and minority interests	(17,547,841)	(2,104,743)

Majority and minority interests	377	(430,230)

Loss from continuing operations	(17,547,464)	(2,534,973)

Income (loss) from operations of discontinued operations (Including loss on disposal of $137,636 in 2005)	(137,636)	267,984

Net loss	$(17,685,100)	$(2,266,989)

Net loss per common share:
Continuing operations	$(.03)	$(.01)
Discontinued operations	—	—

Net loss	$(.03)	$(.01)

Weighted average shares outstanding, basic and diluted	501,999,049	264,319,455

See notes to consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total
	Shares	Amount
Balances, January 1, 2004	187,595,024	$18,759	$43,405,591	$(47,722,983)	$(1,268,060)	$(5,566,693)
Conversion of notes payable, related party to stock	49,175,125	4,918	3,929,092	—	—	3,934,010
Conversion of notes payable, related party to stock	10,000,001	1,000	1,399,000			1,400,000
Issuance of stock to acquire WESCO	15,000,000	1,500	1,798,500			1,800,000
Issuance of stock to acquire EME	40,000,000	4,000	6,263,000	—	—	6.267.000
Net loss	—	—	—	(2,266,989)	—	(2,266,989)

Balances, December 31, 2004	301,770,150	30,177	56,795,183	(49,989,972)	(1,268,060)	5,567,328
Conversion of notes payable, related party to stock	189,643,210	18,964	9,185,193			9,204,157
Stock issued for professional services	4,633,333	463	694,537			695,000
Stock issued as partial exercise of Laurus Fund Options	19,000,000	1,900	188,100			190,000
Reclassification of Derivative liabilities to equity			2,470,000			2,470,000
Stock issued as compensation for related party	83,000,000	8,300	18,251,700			18,260,000
Net loss	—	—	—	(17,685,100)	—	(17,685,100)

Balances December 31, 2005	598,046,693	$59,804	$87,584,713	$(67,675,072)	$(1,268,060)	$18,701,385

See notes to consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004 As Restated
Cash flows from operating activities:
Net loss	$(17,685,100)	$(2,266,989)
Adjustments to reconcile net loss to net cash flows from operating activities:
Expenses funded through stock issuance	695,000	1,800,000
Intangible asset impairment		142,900
Related party compensation funded through stock issuance	18,260,000
Majority/minority interest in net income (loss) of consolidated entities	(377)	430,230
Derivative loss	592,521
Depreciation and amortization	362,098	46,456
Gain on cancellation of debt	(4,163,740)	(1,298,068)
(Income) loss from discontinued operations	137,636	(267,984)
(Gain)/loss on disposal of assets	(40,039)
Increase (decrease) in cash due to changes in:
Accounts receivable	(720,872)	(989,413)
Cost and estimated earnings in excess of billings on uncompleted contracts	(460,057)	522,294
Inventory	(212,641)	311,158
Prepaid expenses and other assets	(52,701)	532,132
Accounts payable and accrued expenses	(328,958)	(2,376,457)
Billings in excess of cost and estimated earnings on uncompleted contracts	(327,745)	(419,235)
Accrued interest on related party payables		244,571

Net cash flows from operating activities	(3,944,975)	(3,588,405)

Cash flows from investing activities:
Acquisition of property and equipment	(992,180)	(2,258,647)
Cash acquired in business acquisition		3,174,317

Net cash flows from investing activities	(992,180)	915,670

Cash flows from financing activities:
Proceeds from notes payable and related party	1,791,516	3,987,524
Proceeds from option exercise	190,000
Repayment of long term debt	(5,324,264)	13,257
Proceeds from Laurus credit facility	8,000,000

Net cash flows from financing activities	4,657,252	4,000,781

Net change in cash	(279,903)	1,328,046
Cash, beginning of year	1,482,383	3,529

Cash, end of year	$1,202,480	$1,331,575

See notes to consolidated financial statements.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

YEARS ENDED DECEMBER 31, 2005 AND 2004

Supplemental schedule of cash flow information

	2005	2004
Cash paid during the year for interest	$550,129	$123,632

Cash paid during the year for income taxes	$—	$—

Supplemental schedule of non-cash financing and investing activities

During 2005, the Company

•	Converted $9,204,157 of related party debt to 189,643,210 shares of common stock

•	Loan costs of $390,290 were funded through proceeds of Laurus credit facility

•	Retired secured creditor in the amount of $1,676,967 through proceeds of Laurus credit facility

•	Reduced accounts payable in the amount of $51,848 through proceeds of Laurus credit facility

During 2004, the Company

•	Converted $3,934,010 of related party debt to 49,175,125 shares of common stock

•	Converted $1,400,000 of related party debt to 10,000,001 shares of common stock

•	Issued 15,000,000 shares of common stock in acquisition of the remaining 30% interest in a joint venture, the principal asset of which consisted of approximately $1,800,000 of in progress research and development, which is required to be expensed immediately.

•	Issued 40,000,000 shares of common stock in exchange for the stock of Electric Machinery Enterprises, Inc. having net assets as follows:

Cash	$3,174,317
Accounts receivable and other current assets	11,460,476
Property and equipment	2,023,364
Other assets	390,289
Value of goodwill associated with acquisition	15,323,152
Accounts payable and other current liabilities	(6,540,682)
Related party borrowings	(4,199,926)
Liabilities subject to compromise	(14,540,195)
Minority interest in Cayman joint venture	(823,795)

Value of common stock issued	$6,267,000

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

1.	Nature of business, basis of presentation and summary of significant accounting policies:

Basis of presentation:

The financial statements of EarthFirst Technologies, Incorporated and its subsidiaries (“EarthFirst” or “the Company”) that are included herein have been prepared in accordance with accounting principles generally accepted in the United States of America, and include all the necessary adjustments to fairly present the results of the periods presented.

Principles of Consolidation:

The financial statements include the consolidated accounts of EarthFirst Technologies Incorporated and all of its subsidiaries (including the variable interest entity discussed below) (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated.

Nature of business:

EarthFirst Technologies, Incorporated, a Florida Corporation formed in 1997, is a specialized holding company owning subsidiaries engaged in developing and commercializing technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste, and in supplying electrical contracting services internationally.

The Company’s solid waste division, operated through World Environmental Solutions Company, Inc. (WESCO), a wholly owned subsidiary, remained focused on the commercialization of its “Solid Waste Remediation Plant” in Mobile, Alabama. This unit is known as the “Catalytic Activated Vacuum Distillation Process (“CAVD”) Reactor”. This plant processes rubber tires extracting carbon and other raw materials for resale. This process efficiently disposes of the tires in an environmentally compliant manner that allows raw materials from those waste products to be recycled and reused.

The Company anticipates providing additional CAVD plants to customers in various industries. The Company will bring proven technology in replicating its production plants and distribution network for the disposal of the by-products produced in the process.

The Company has developed technologies for the treatment of liquid waste products. The technology involves the use of high temperature plasma through which the liquid waste products are passed. The harmful properties contained in the liquid waste products are broken down at the molecular level as they pass through the plasma and a clean burning gas is produced.

Through its Electric Machinery Enterprises, Inc. subsidiary (EME), the Company performs services as an electrical contractor and subcontractor in the construction of commercial and municipal projects primarily located in Florida and the Caribbean. Substantially all of the Company’s revenues were generated by EME in 2005 and 2004.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Variable Interest Entity:

During 2004, the Company entered into a joint venture to operate Peleme, Ltd. (an EME affiliated Cayman company) to perform work in the Cayman Islands. The Shareholder Agreement provides for EME’s 40% ownership interest; however, it entitles EME to 70% of the net profit of this project and EME is responsible for 100% of the financial support pursuant to the agreement. In accordance with SFAS Interpretation No. 46R, the Company has accounted for this investment as a variable interest entity and the accompanying financial statements include the assets and liabilities of Peleme and the majority interest in this entity. Accordingly, the joint venture financial statements have been combined with those of the Company. Further, although organized in the Cayman’s, Peleme’s functional currency is in U.S. Dollars. All invoices are billed in U.S. Dollars and substantially all invoices paid in U.S. Dollars.

Principles of Consolidation:

The financial statements include the consolidated accounts of EarthFirst Technologies Incorporated and all of its subsidiaries (including the variable interest entity discussed above) (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated.

Accounts Receivable, allowance for doubtful accounts, customer concentrations and foreign revenues:

Accounts receivable are customer obligations due under normal trade terms. Retainage on construction contracts, which aggregate $1,250,150 at December 31, 2005, and are included in accounts receivable, are contractual obligations of the customer that are withheld from progress billings until project completion and are generally collected within one year. The Company performs continuing credit evaluations of its customers’ financial condition and does not require collateral.

Senior management reviews receivables on a weekly basis to determine if any amounts may become uncollectible. Any contract receivable balances that are determined to be uncollectible, along with a general reserve, are included in the allowance for doubtful accounts. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes the allowance for doubtful accounts of $279,500 is adequate as of December 31, 2005.

Accounts receivables from one customer accounted for 31% of the Company’s trade accounts receivable balance at December 31, 2005. In addition, revenues from one customer represented approximately 73% and 80% of all offshore revenues and approximately 37% and 36% of total revenues in 2005 and 2004 respectively. This construction contract is performed in the Cayman Islands.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Inventory:

Inventory, which consists of electrical and construction supplies, and B-100 biodiesel fuel, is stated at the lower of cost of market, determined by the first-in, first-out method.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 5-7 years for machinery, computer equipment, office equipment and furniture. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset. Depreciation relating to the CAVD Reactor will commence when the reactor begins revenue generating operations.

Impairment of goodwill and long-lived assets:

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company reviews its non-amortizable long-lived assets, including intangible assets and goodwill for impairment annually, or sooner whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Other depreciable or amortizable assets are reviewed when indications of impairment exist. Upon such an occurrence, recoverability of these assets is determined as follows. For long-lived assets that are held for use, the Company compares the forecasted undiscounted net cash flows to the carrying amount. If the long-lived asset is determined to be unable to recover the carrying amount, then it is written down to fair value. For long-lived assets held for sale, assets are written down to fair value. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature or the assets. Intangibles with indefinite lives are tested by comparing their carrying amounts to fair value. Impairment of goodwill is tested using a two step method. The first step is to compare the fair value of the reporting unit to its book value, including goodwill. If the fair value of the unit is less than its book value, the Company than determines the implied fair value of goodwill by deducting the fair value of the reporting unit’s net assets from the fair value of the reporting unit. If the book value of goodwill is greater than its implied fair value, the Company writes down goodwill to its implied fair value. The Company’s goodwill relates to the acquisition of Electric Machinery Enterprises, Inc.

Derivative Financial Instruments:

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as warrants and embedded conversion features that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

The caption Derivative Financial Instruments consists of (i) the fair values associated with derivative features embedded in the Laurus Convertible Secured Term Notes and (ii) the fair values of the detachable warrants and options that were issued in connection with those financing arrangements.

Income taxes:

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and federal income tax basis of assets and liabilities that will result in taxable income or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Revenue recognition:

Revenues recognized from solid waste transactions during the year ended December 31, 2005 consisted of the sale of by-products. Revenues from solid waste transactions recognized during the year ended December 31, 2004 are the result of contracted monthly minimum draws against sales commissions on the products of a polymer manufacturing company, and the receipt of license fees granting the exclusive option to purchase total rights to the CAVD technology for use in certain geographical areas. License revenue is recognized upon receipt as there are no future obligations associated with such revenue.

Revenues recognized from biofuel transactions during 2005 consisted of sales of biodiesel fuel. These revenues are recognized on an accrual basis when earned.

The Company uses the percentage-of-completion method of accounting for contract revenue from electrical contracts where percentage of completion is computed on the cost to total cost method. Under this method, contract revenue is recorded based upon the percentage of total contract costs incurred to date to total estimated contract costs, after giving effect to the most recent estimates of costs to complete. Revisions in costs and revenue estimates are reflected in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined without regard to the percentage-of-completion. Because of the inherent uncertainties in estimating costs, it is possible that the estimates used will change.

Cost of Sales:

The type of costs included in cost of sales consists primarily of items both directly and indirectly related to the performance of electrical construction contracts. These expenses include labor, materials, freight on the purchase of materials, equipment rentals, equipment repairs, subcontractors, vehicle costs, purchasing, receiving and warehouse costs. All of these costs are completely accounted for in costs of sales, without any prorations to selling, general and administrative. Costs associated with sale of solid waste by-products and biodiesel fuel include the cost of tires as raw materials, and the purchase of biodiesel for resale.

Selling, General and Administrative expenses

Selling, general and administrative expenses include those operational expenses associated with sales and marketing, public relations, compliance with laws and regulations, occupancy, office operations, and all other general administrative expenses necessary to support operations.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Contract Claims

As of December 31, 2005 the Company has certain contracts and claims in various stages of negotiation, arbitration and litigation in the approximate amount of $9,000,000. The Company is attempting to resolve these matters, and expects to be successful in recovering these amounts. However, as in all matters in litigation, the outcome is not certain and amounts recovered, if any, could be materially different than expected. The Company does not record contract claims until such claims are realized pursuant to guidance in Statement of Position 81-1 Accounting for Performance Construction-Type and Certain Production-Type Contracts. The guidance states that “recognition of amounts of additional contract revenue relating to claims is appropriate only if it is probable that the claim will result in additional contract revenue and if the amount can be reliably estimated.” All of the conditions were not present so these claims are considered to be contingent gains and will be recorded when realized. These amounts, which are not carried as assets on the balance sheet, will be recorded as revenue when such claims are settled.

During the first quarter of 2006, $1,100,000 was collected on these claims, and recognized as revenue at that time.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

Net loss per share:

The Company computes loss per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common stockholders by the weighted average common shares outstanding. Diluted earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options and warrants, or convertible debentures as common stock equivalents because the effect would be anti-dilutive.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

The following table sets forth the shares issuable upon exercise of outstanding options and warrants and conversion of debentures that is not included in the basic and diluted net loss per share available to common stockholders:

	December 31,
	2005	2004
Shares issuable upon exercise of outstanding options	12,570,668	7,250 000
Shares issuable upon exercise of outstanding warrants	11,162,790	- 0 -
Shares issuable upon conversion of debentures	33,789,474	- 0 -

Total	57,522,932	7,250,000

Recent accounting pronouncements

In December 2004, the FASB issued Statement No. 123R, Accounting for Share Based Payments. Statement 123R establishes revised accounting standards for employee-stock based compensation measurement that requires employee stock-based compensation be measured at the fair value of the award, replacing the intrinsic approach currently available to companies under Statement 123. Compensation cost continues to be recognized over the period during which the employee is required to provide service. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005. The Company accounts for options issued to employees using the intrinsic approach. Implementation of this new standard is currently expected to result in increases in future compensation expense. However, such effect is not currently estimable.

In March 2005, the FASB issued interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”), which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company is currently evaluation the effect that the adoption of FIN 47 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Correction (“SFAS 154”), which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes” and SFAS No 3, “Reporting Accounting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition, but does not expect it to have any impact.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

2.	Laurus Credit Facility

On March 30, 2005, the Company entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation (“Laurus”), pursuant to which the Company sold convertible debt and an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

•	a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

•	a secured convertible term note with a principal amount of $3,000,000;

•	a common stock purchase warrant to purchase 11,162,790 shares of common stock of the Company, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

•	an option to purchase 24,570,668 shares of common stock of the Company, at a purchase price equal to $0.01 per share, exercisable for a period of six years

At the closing of the foregoing financing from Laurus, on March 31, 2005, the Company received $3,000,000 in connection with the convertible term note. In addition, the Company is permitted to borrow an amount based upon its eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly, the Company received an additional $3,600,000 at closing, and $1,400,000 on May 15, 2005 for an aggregate of $8,000,000 in financing from Laurus.

The Company must pay certain fees in the event the facility is terminated prior to expiration. The Company’s obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., the active subsidiaries of the Company. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock. Annual interest on the convertible term note is equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder’s option (i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, the Company may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The Company in cash may redeem the term note by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on April 1, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

Upon an issuance of new shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert pursuant to the terms of the convertible notes to an amount that would be convertible into that number of Conversion shares which would exceed the difference between 4.99% of the outstanding shares of Common Stock, and the number of shares of Common stock beneficially owned by the holder and issuable to the holder upon the exercise of the warrant and the option held by such holder. The intent is that at no time shall Laurus own more than 4.99% of the outstanding Common Stock of the Company.

The Company is obligated to file a registration statement registering the resale of shares of the Company’s common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by May 30, 2005, or

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

declared effective by January 31, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default. The Company has filed this registration statement and has responded to two rounds of comments, and is preparing a response to the third round of comments from the SEC.

The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.6% of the total maximum funds to be borrowed under the Company’s agreements with Laurus.

The following table reflects balances of the secured convertible notes at December 31, 2005:

Face value $2,700,000 Secured Convertible Term Note, variable rate of prime plus 2% (9.25% at December 31, 2005), due in stated monthly payments of $100,000 November 2005 to December 2006.	$407,481
Face value $1,000,000 Secured Convertible Minimum Note, variable rate of prime plus 2%, subject to 7% floor (9.25% at December 31, 2005) due at maturity on March 31, 2008.	75,287
Face value $4,000,000 Secured Convertible Revolving Note, variable rate of prime plus 2%, subject to 7% floor (9.25% at December 31, 2005), due at maturity on March 31, 2008.	2,778,433

3,261,201
Less current maturities	(2,959,536)

$301,665

Scheduled maturities of face values for the years ending December 31 are as follows:
2006	$5,200,000
2007	1,200,000
2008	1,300,000

$7,700,000

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

The Laurus Financings included registration rights and certain other terms and conditions related to share settlement of the embedded conversion features and the warrants that the Company has determined are not within its control. In addition, certain features associated with the financings, such as anti-dilution protection afforded the financing agreements render the number of shares issuable to be indeterminate. In these instances, EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, requires allocation of the proceeds between the various instruments and the derivative elements carried at fair values. The following tabular presentation reflects the allocation of the proceeds on the financings date:

	Term Note	Minimum Note	Revolving Note
Allocation:
Warrants and options	$3,578,591	$1,192,864	$2,600,000
Embedded derivative features	1,932,632	644,211	3,101,445
Debt instrument	—	—	—
Derivative loss	(2,511,222)	(837,074)	(1,701,445)

Total proceeds	$3,000,000	$1,000,000	$4,000,000

Derivative losses arose in connection with the allocation of proceeds to derivative financial instruments at their respective fair values, which amounts exceed amounts received by the Company in connection with the financing arrangement. See Fair Value of Financial Instruments, below, for additional information about the Company’s financial instruments. No proceeds were allocated to the secured convertible notes and therefore discounts of $3,000,000, $1,000,000 and $4,000,000 were recorded.

The discount to the debt instruments resulting from the aforementioned allocation is being amortized through periodic charges to interest expense using the effective method for the Term and Minimum Notes and the straight-line method for the Revolving Note.

The following tabular presentation reflects the amortization of the debt discounts included in interest for each instrument:

	Term Note	Minimum Note	Revolving Note	Total
Year ended December 31, 2005	$798,421	$75,287	$1,378,434	$2,252,142

3.	Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable, accrued expenses, acquisition consideration payable and bank borrowings generally approximate the respective fair values of these instruments due to their current nature.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

The fair values of convertible notes for disclosure purposes only are estimated based upon the present value of the estimated cash flows at credit risk adjusted interest rates, ranging from 10.63% to 11.54% for convertible instruments. As of December 31, 2005, estimated fair values and respective carrying values for debt instruments are as follows:

Debt Instrument	Fair Value	Carrying Value
$2,700,000 Face Value Convertible Secured Term Note	$2,551,292	$407,481

$1,000,000 Face Value Convertible Secured Minimum Note	$962,493	$75,287

$4,000,000 Face Value Convertible Secured Revolving Note	$3,849,975	$2,778,433

4.	Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as warrants and embedded conversion features that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

The caption Derivative Financial Instruments consists of (i) the fair values associated with derivative features embedded in the Laurus Convertible Secured Term Notes and (ii) the fair values of the detachable warrants and options that were issued in connection with those financing arrangements.

On July 27, 2005, Laurus Master Fund exercised common stock options for the purchase of 19,000,000 shares of common stock at the strike price of $0.01 per share. On that date, the fair value of the freestanding derivative associated with the stock options exercised, amounting to $2,470,000 was reclassified to stockholders’ equity.

The following tabular presentation reflects the components of Derivative financial instruments on the Company’s balance sheet at December 31, 2005:

Liabilities:	2005
Embedded derivative instruments	$2,492,000
Freestanding derivatives (warrants and options)	2,230,520

$4,722,520

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

The following tabular presentation reflects the number of common shares into which the aforementioned derivatives are indexed at December 31, 2005:

2005
Common shares indexed:
Embedded derivative instruments	44,000,000
Freestanding derivatives (warrants and options)	16,733,458

60,733,458

Income (expense) for the year ended December 31, 2005 associated with adjustments recorded to reflect the aforementioned derivatives at fair value amounted to $592,521.

Fair value considerations for derivative financial instruments:

Freestanding derivative instruments, consisting of warrants and options that arose from the Laurus financing are valued using the Black-Scholes-Merton valuation methodology because that model embodies all of the relevant assumptions that address the features underlying these instruments. Significant assumptions included in this model as of December 31, 2005 are as follows:

Holder	Laurus	Laurus
Instrument	Warrants	Options
Exercise prices	$0.23—$0.28	$0.01
Term (years)	5.3	1.0
Volatility	59.09%	59.09%
Risk-free rate	4.88%	4.88%

Embedded derivative instruments consist of multiple individual features that were embedded in the convertible debt instruments. The Company evaluated all significant features of the hybrid instruments and, where required under current accounting standards, bifurcated features for separate report classification. These features were, as attributable to each convertible note, aggregated into one compound derivative financial instrument for financial reporting purposes. The compound embedded derivative instruments are valued using the Flexible Monte Carlo methodology because that model embodies certain relevant assumptions (including, but not limited to, interest rate risk, credit risk, and Company-controlled redemption privileges) that are necessary to value these complex derivatives.

Significant assumptions included in this model as of December 31, 2005 are as follows:

Holder	Laurus	Laurus	Laurus
Instrument	Term	Minimum	Revolver
Conversion prices	$3.12	$2.70	$2.92
Actual term (years)	2.1	2.2	2.5
Equivalent volatility	45.29%	45.29%	45.29%
Equivalent interest rate	2.14%	2.14%	2.14%
Equivalent yield rate	11.39%	11.39%	11.39%

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Equivalent amounts reflect the net results of multiple modeling simulations that the Monte Carlo Simulation methodology applies to underlying assumptions.

5.	Acquisitions and intangible assets

EME — 2004

As discussed in Note 1, on August 20, 2004 the Company acquired 100% of the outstanding stock of EME in exchange for the issuance of 40,000,000 shares of the Company’s common stock in a transaction accounted for as a purchase. Accordingly, the results of EME are included in the accompanying consolidated financial statements only from the acquisition date through December 31, 2004. The recorded cost of this acquisition was based upon the fair market value of the Company acquired based on an independent valuation. An intangible asset for goodwill has been recorded in the amount of $ 15,323,152. Generally accepted accounting principles do not allow the amortization of goodwill, but instead require an annual evaluation of the amount for impairment.

The fair values of assets acquired and liabilities assumed in connection with this acquisition, which was accounted for as a purchase, are as follows:

EME
Cash	$3,174,317
Accounts receivable	7,464,139
Costs and earnings in excess of billings	1,606,854
Inventory	1,737,155
Prepaid expenses and other current assets	652,328
Property and equipment	2,023,364
Construction in process Goodwill	15,323,152
Purchased in-process research and development Other assets	390,289

Total assets acquired	32,371,598
Less current liabilities assumed	11,409,920
Less long-term debt assumed	14,694,678

$6,267,000

Proforma results of operations for the year ended December 31, 2004 as though this acquisition had taken place at January 1, 2004 are as follows:

Years Ended December 31, 2004
Revenue	$40,046,786

Net loss	$(1,578,082)

Net loss per share	$(.01)

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

WESCO — 2004

In January 2004, the Company acquired a 100% interest in World Environmental Solutions Company (“WESCO”) through the issuance of 15,000,000 shares of stock and the assumption of $725,000 in obligations. The acquisition price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. (The fair value of the stock was determined based on the trading price of the stock).

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

For accounting purposes, the transaction was treated as an acquisition of assets and not a business combination because WESCO did not meet the definition of a business under EITF 98-3, Determination Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business . The purchase price was allocated to assets acquired and liabilities assumed based on management’s analysis and estimates of fair values. Management’s estimates of fair value are based on assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. The acquired in-process research and development (IPR&D) (principally associated with the Catalytic Activated Vacuum Distillation process) was valued at $1.8 million, based on the consideration given up. The remaining purchase price was the assumption of obligations associated with the property and equipment of $725,000 and was therefore specifically allocated to those assets. As such the acquisition of the intellectual property, which was funded by non-monetary assets (EarthFirst stock) was written off as IPR & D and the construction in process for the pilot plant was recorded based on the liabilities assumed and EarthFirst took over the construction contract, paying all further costs of said construction directly to the contractor. The pilot plant was capitalizable since it was of a scale economically feasible for commercial production. The amounts assigned to IPR&D assets were written off at the date of acquisition in accordance with FASB Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method .

6.	Sale of Subsidiary

On March 23, 2005, the Company closed on the sale of EM Enterprises General Contractors, Inc., a subsidiary of EME for $900,000. Pursuant to the “EMEGC Stock Sale Agreement, the transaction has been accounted for with an effective date of January 1, 2005. The proceeds of the sale went to the secured creditor as a part of accomplishing the satisfaction of the secured debt.

7.	Contracts in Progress

Uncompleted contracts are summarized as follows at December 31, 2005:

Costs incurred on uncompleted contracts	$20,404,956
Estimated earnings on uncompleted contracts	3,047,325

23,452,281
Less billings to date	(22,725,775)

$726,506

The components of this amount are included on the balance sheet under the following captions:

Costs and estimated earnings in excess of billings on Uncompleted contracts	$1,446,326
Billings in excess of costs and estimated earnings on uncompleted contracts	(719,820)

$726,506

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

8.	Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2005:

Land	$52,244
Buildings	1,267,139
Construction in progress	2,273,719
Leasehold improvements	832,900
Equipment	1,982,876
Vehicles	1,059,491
Furniture, fixtures and other	116,316

7,584,685
Less accumulated depreciation	(2,617,277)

$4,967,408

9.	Notes Payable

Notes payable consisted of the following at December 31, 2005:

Promissory note payable to vendor in lieu of payment on administrative claim, no accrued interest; bi monthly payments of $7,500, with final payment of $25,638 by January 1, 2006	$25,638
Insurance premium finance agreement, payable in nine monthly payments of $6,403, bearing interest at 8.25%, to premium assignment corporation	18,753
Installment notes payable to a finance company, with monthly payments of approximately $848.00 including interest at 13.4% secured by equipment	8,010

$52,401

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

10.	EME Bankruptcy and Plan of Reorganization Obligations

On May 29, 2003, (“Petition Date”), Electric Machinery Enterprises, Inc. (the “Debtor”) filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (“the Bankruptcy Court”). Under Chapter 11, certain claims against the debtor in existence prior to the filing of the petitions for relief under the Bankruptcy Code were stayed while the Debtor continued business operations as Debtor-In-Possession.

The Plan of Reorganization (the “Plan”) filed on behalf of Electric Machinery Enterprises, Inc. was confirmed by the Bankruptcy Court on December 9, 2004. The plan provides for the restructure of debt, and orderly discharge of pre-petition priority and administrative claims. The balance remaining of the restructured obligations under the Plan as of December 31, 2005 is included on the balance sheet in accounts payable and accrued expenses and consisted of the following:

Administrative debt
Costs and legal expenses for the administration of the reorganization case	$63,611

On March 31, 2005, with the closing of the Laurus Credit Facility, the Company was able to take advantage of discounts available through the approved reorganization plan for its wholly owned subsidiary, EME., and completely satisfy all remaining obligations associated with the secured debt, resulting in a gain on extinguishment of debt in the amount of $4,163,740 during the year ended December 31, 2005.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

11.	Commitments and Contingencies

Lease obligations:

The Company leases vehicles and certain office equipment under noncancellable operating leases for periods up to four years. In addition, the Company conducts its operations in a facility leased from a related corporation owned by certain stockholders of the Company.

The total rent expense for the years ended December 31, 2005 and 2004 were approximately $953,516 and $247,709, of which approximately $657,996 and $228,012 respectively, were for the facility leased from the related corporation.

Approximate future minimum rentals on noncancellable leases at December 31, 2005 are as follows:

Year ending December 31,
2006	$927,610
2007	220,905
2008	218,661
2009	140,474

$1,507,650

Legal proceedings:

The Company is involved in litigation with Ruggero Maria Santilli (“Santilli”), The Institute for Basic Research, Inc. (“IBR”), and Hadronic Press, Inc. (“Hadronic”) concerning certain aspects of the Company’s liquid waste technologies.

The matters contemplated above will be referred to as the “Santilli Suit” and the “Hadronic Suit”. Hadronic claims to own the intellectual property rights to one or more aspects of the Company’s liquid waste technologies. Management continues to believe that the Company owns all of the intellectual property rights necessary to commercialize and further develop its liquid and solid waste technologies without resorting to a license from any third parties.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

During 2004, the Company attempted to reach agreement with Santilli and his related parties to resolve the differences between the parties. As of this date, the Company is still interested in resolving these differences.

The litigation described above does not involve the technology the Company is developing in connection with its efforts for the processing of used automotive tires.

The Company is also involved in disputes with vendors for various alleged obligations associated with operations that were discontinued in prior years. Several disputes involve deficiency balances associated with lease obligations for equipment acquired by the Company for its contract manufacturing and BORS Lift operations that were discontinued during calendar 2000. The machinery and equipment associated with many of these obligations has been sold with the proceeds paid to the vendor or the equipment has been returned to the vendor. Several of the equipment leasing entities claim that balances on the leases are still owed.

The Company has other litigation and disputes that arise in the ordinary course of its business. The Company has accrued amounts for which it believes all of its disputes will ultimately be settled.

12.	Retirement Plan

EFTI adopted the “EarthFirst Technologies, Incorporated 401(k) Savings Plan” effective October 1, 2005. The Plan covers all employees of the Company employed on October 1, 2005 who have attained the age of 21. Otherwise, eligibility to participate in the Plan is established after having completed six months of service and having attained age 21. The Plan provides for a matching contribution equal to 25% of the amount of salary reduction deferral elected by the employee up to 4% of the employees annual payroll compensation. The Company incurred no expense for the year ended December 31, 2005.

EME adopted a 401(k) savings plan effective January 1, 1997. The Plan covered all employees who were at least 18 years of age with one or more years of service. The Company did not make any discretionary contributions for the years ended December 31, 2005 or 2004. Effective November 1, 2005, the Electric Machinery Enterprises, Inc. 401(k) Savings Plan was merged into the EarthFirst Technologies, Incorporated 401(k) Savings.

13.	Employee Stock Ownership Plan and Trust

On December 12, 2004, Electric Machinery Enterprises, Inc. (“EME”) terminated the EME Employee Stock Ownership Plan (the “Plan”). All employees who were not fully vested became 100% vested as of December 12, 2004. Participants of the Plan have received a distribution of their respective shares of stock of EarthFirst Technologies,

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Inc. that was held in the EME Employee Stock Ownership Trust on their behalf. EME has no obligation for the repurchase of the stock distributed to the participants of the Plan because the shares are publicly traded and as such, there is a market available in which the participants may sell their shares.

14.	Related Party Transactions

Material related party transactions that have been entered into by the Company that are not otherwise in these notes are summarized below:

On February 23, 2005, the entire remaining balance of amounts due to the Company’s principal stockholder in the amount of $9,204,157 was converted into 189,643,210 shares of the Company’s common stock. As of December 31, 2005 there are no remaining amounts due to related parties.

The Company leases and rents the real property, building, and all other improvements located at 2515 E Hanna Avenue, Tampa, Florida 33610 from Hanna Properties, Inc., a related party affiliated with Jaime Jurado, the Vice Chairman of EFTI. Mr. Jurado owns 45.425% of the common stock of Hanna Properties, Inc. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133. This lease obligation was assumed pursuant to EME’s reorganization plan for a period of two years, at which time EarthFirst has the option to re-evaluate. This location is the corporate headquarters of EarthFirst Technologies Incorporated and its subsidiaries.

On August 29, 2005, the Company issued 83,000,000 shares of common stock as stock based compensation to entities affiliated with or controlled by John Stanton, Chairman of the Board, for services rendered from the inception of his involvement with the Company through the acquisition and reorganization of EME. Included in this issuance were those shares entitled to be issued by EFTI as a plan proponent to the EME

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

bankruptcy, and authorized by the Fourth Amended Plan of Reorganization of EME pursuant to Section 1145 of the Bankruptcy Code. Compensation expense associated with this transaction, calculated based upon the market price of the Company’s stock on the date of grant was $18,260,000.

15.	Stockholders equity

On July 27, 2005, Laurus Master Funds, Ltd. exercised its option to purchase 19,000,000 common shares at $.01 per share, or $190,000. The original option granted to Laurus at the closing of its credit facility on March 30, 2005, entitled Laurus to purchase 24,570,668 common shares. After this transaction, Laurus still has the option to purchase an additional 5,570,668 common shares at this price.

On June 21, 2005, the Company paid certain professional fees related to pursuit of claims in the total amount of $893,000. The payment of this amount included the issuance of 4,633,333 unrestricted common shares, representing $695,000 of the total. The balance was paid in cash.

On April 29, 2005, the Company filed Schedule 14C, preliminary information statement in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock in lieu of a special meeting.

This information statement was filed for the purpose of amending the articles of incorporation to increase the number of authorized shares of common stock to 750,000,000.

On January 26, 2004, the Company finalized a letter of understanding (“LOU”) with World Environmental Solutions Company, LLC (“WESCO”), Harmony, LLC and Turner Industries (“Harmony/Turner”) wherein the Company agreed to form a new company (“Holdings”), to commercialize certain Solid Waste Technology. Pursuant to the LOU, Holdings agreed to fund $50,000 in engineering costs and provide management and expertise to create an operational plant. The agreement further specifies that Harmony, LLC and Turner Industries (Company whose Chairman is related to a Director of the Company) agree to a cost plus construction contract to build the Solid Waste Remediation Plant and to maintain the capability to build four additional plants in the near term with a total of 43 plants projected within a 5 year period.

On January 30, 2004, the Company and WESCO entered into a separate agreement whereby in exchange for 70% of Holdings (bringing the Company’s ownership to 100% of this newly created joint venture holding company) the Company issued 15,000,000 shares of the Company’s stock in exchange for certain solid waste technology (in-process research and development), which was paid to WESCO’s remaining stakeholders (“Solid Waste”). This transaction was valued at the common stock trading market value of $0.12 per share on the date of the agreement. Future stock issuances to the principals of WESCO contemplated under the agreement are as follows:

Upon sale of first 13 reactors	5 million common shares
Upon sale of 13 additional reactors	5 million common shares

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Stock Options:

In 2001, the Board of Directors approved the 2001 Equity Incentive Plan. The total number of shares to which options may be granted under the plan is 20,000,000 shares. Generally the option price is fixed at no less than 100% of the fair market value of the shares at the date the option is granted and expire on the earlier of three months after termination of employment or ten years from the date of grant.

On March 30, 2005, the Company issued options to purchase 24,570,668 shares of the Company’s common stock in conjunction with the credit facility with the Laurus Master Fund. On July 27, 2005, Laurus Master Funds, Ltd. exercised its option to purchase 19,000,000 common shares at $.01 per share.

A summary of the status of the Company’s outstanding stock options as of December 31, 2005 and 2004, and the changes during the years ending on those dates, is presented below:

	Shares	Weighted Average Exercise Price
Options outstanding, January 1, 2004	9,250,000	$.32
Options granted in 2004	—	—
Options canceled in 2004	(2,000,000)	1.00

Options outstanding, December 31, 2004	7,250,000	.32

Options granted in 2005	24,570,668	.01
Options exercised in 2005	(19,000,000)	.01
Options expired in 2005	(250,000)	.05

Options outstanding, December 31, 2005, all of which are exercisable	12,570,668	$.08

The following table summarizes information for options outstanding and exercisable at December 31, 2005.

	Options Outstanding and Exercisable
Range of Prices	Number	Weighted Avg. Remaining Life	Weighted Avg. Exercise Price
$ 0.01-1.00	12,570,668	5.08 years	$.08

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Weighted average grant date fair values of options granted during 2005 are as follows:

	Number of Options	Exercise Price	Grant date fair value
Exercise price:
Less than market	24,570,668	$.01	$.23

Common stock warrants:

On March 30, 2005, the Company issued warrants to purchase 11,162,790 shares of the Company’s common stock in conjunction with the credit facility with the Laurus Master Fund at a purchase price of $.23 for the first 5,581,395 shares and $.28 for the remaining 5,581,395 shares, exercisable for a period of seven years.

There were no warrants granted during 2004. During 2004, warrants to acquire 3,800,000 shares of common stock at $.40 per share expired.

Stock issuances for services:

During 2005 and 2004, the Company issued shares of unregistered common stock to settle certain disputes. The shares issued have been valued at market price on the date of issue.

16.	Management’s plans regarding liquidity and capital resources:

The Company experienced recurring net losses since its inception and, as such, experienced negative operating cash flows through most of 2004. The Company has historically funded these negative operating cash flows with proceeds from sales of common and preferred stock, as well as notes and convertible debentures payable.

In December 2000 and again in January 2003, the Company entered into multiple revolving line of credit promissory notes with entities related to John Stanton, the Company’s Chairman of the Board, Chief Executive Officer and President, secured by all of the assets of the Company. Each revolving note was a demand loan, which meant that the lender could demand full repayment of the loan at any time. The promissory notes related to each revolving line of credit merely provided for a loan up to a stated amount. There was no obligation on the part of the related party to make any loans pursuant to these agreements if the loan balance was less than the stated amount. There was no obligation on the part of the related parties to make any additional loans.

Historically, the related party lender has periodically agreed to convert portions of the loan balances into shares of the Company’s common stock. During 2004, the related party converted $5,334,010 of these notes into shares of the Company’s common stock.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

As of December 31, 2004, the Company owed $6,672,519 pursuant to these agreements. Subsequent to December 31, 2004, additional loans were made under these notes to help secure the outcome of the reorganization of EME. On February 23, 2005 the full balance of notes payable to related parties was converted into 189,643,210 shares of the Company’s common stock.

Since the acquisition of EME in August of 2004, the Company is no longer experiencing negative operating cash flows. Working capital as of December 31, 2005 was approximately $4.1 million and stockholders equity was approximately $18.7 million.

The Company generated income from operations in 2005 exclusive of stock based compensation of $1,423,359.

On March 30, 2005, the Company closed an agreement with Laurus Master Funds, Ltd. on a senior credit facility aggregating up to $8 million. The initial funding under this agreement was $6.6 million. This transaction allowed the Company to take advantage of discounts relative to the settlement of the secured debt in EME’s bankruptcy, as well as provide working capital.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

The company may pursue an expansion of its Laurus credit facility or borrowings from related parties to fund anticipated growth; however management believes that current working capital levels and expected positive operating cash flows in 2006 will provide cash flows sufficient to fund the company’s obligations in the ordinary course of business.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

17.	Segment Information

Commencing with the Company’s acquisition of EME in the fourth quarter of 2004, and the establishment of EarthFirst Americas in 2005, the Company operates in three business segments. The waste disposal segment is focused on research and development and bringing the existing technologies to commercial realization. The Contracting segment operates electrical contracting and subcontracting services on commercial and municipal construction projects primarily in Florida and the Caribbean. The Caribbean projects are all denominated in U.S. currency. The Biofuels segment is focused on the importing and producing of biodiesel fuels.

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

SEGMENT INFORMATION FOR THE YEAR ENDED DECEMBER 31, 2005 IS AS FOLLOWS:

	Waste Disposal	Contracting	Biofuels	Total
Revenue	$11,770	$41,562,369	$169,181	$41,743,320
Cost of Sales		31,872,678	171,526	32,044,204

Gross profit (loss)	11,770	9,689,691	(2,345)	9,699,116
Selling, general and administrative expenses	857,403	4,843,957	510,034	6,211,394
Research and development expenses	408,205			408,205

Income (loss) from operations before reorganization item, income taxes and majority interest	(1,253,838)	4,845,734	(512,379)	3,079,517
Other income (expense)
Gain on extinguishment of debt, bankruptcy		4,163,740		4,163,740
Loss on disposal of assets		(97,597)		(97,597)
Interest expense	(64,670)	(22,064)		(86,734)
Miscellaneous income		266,975		266,975

Income (loss) before reorganization item, Income taxes and majority interest	(1,318,508)	9,156,788	(512,379)	7,325,901
Reorganization item, professional fees related to bankruptcy and pursuit of claims		(1,224,288)		(1,224,288)

Income (loss) before majority interest	(1,318,508)	7,932,500	(512,379)	6,101,613
Majority interest		377		377

Income (loss) from continuing operations	(1,318,508)	7,932,877	(512,379)	6,101,990
Loss on disposal of discontinued operations		(137,636)		(137,636)

Net Income (loss)	$(1,318,508)	$7,795,241	$(512,379)	$5,964,354

Total Assets	$2,812,764	$29,767,990	$612,271	$33,193,025

Goodwill		$15,323,152		$15,323,152

Reconciliation of Segment Amounts Reported to Condensed Consolidated Amounts
Revenue
Total revenues for reportable segments			$41,743,320

Total consolidated revenue			$41,743,320

Net income (loss)
Total income (loss for reportable segments			$5,964,354
Unallocated amounts relating to corporate operations
Miscellaneous income			188,402
Selling, general and administrative expenses			(1,442,642)
Research and development expense			(174,225)
Interest expense			(2,673,468)
Derivative loss			(592,521)
Professional fees - pursuit of claims			(695,000)
Related party stock based compensation			(18,260,000)

Total consolidated net loss			$(17,685,100)

Assets
Total assets for reportable segments			$33,193,025
Corporate investments and other assets			1,790,306

Total consolidated assets			$34,983,331

SEGMENT INFORMATION FOR THE YEAR ENDED DECEMBER 31, 2004 IS AS FOLLOWS:

	Waste Disposal	Contracting	Total
Revenue	$140,000	$12,126,701	$12,266,701
Cost of Sales		8,858,707	8,858,707

Gross margin	140,000	3,267,994	3,407,994
Selling, general and administrative	1,063,682	1,929,091	2,992,773
Research and development	2,474,949		2,474,949

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

18.	Quarterly information (unaudited):

	March	June	September	December
2005
Revenues	$8,168,099	$9,753,062	$10,526,009	$13,597,937
Net income (loss)	$(4,403,379)	$8,691,108	$(19,954,550)	$(2,018,279)
EPS	$(.012)	$.018	$(.041)	$(.003)

	March	June	September	December
2004
Revenues	$15,000	$115,000	$3,376,936	$8,759,765
Net income (loss)	$(2,082,861)	$(436,844)	$(843,420)	$1,096,136
EPS	$(.009)	$(.002)	$(.003)	$.004

Note that Electric Machinery Enterprises, Inc. was acquired August 20, 2004. EMEGC, a wholly owned Subsidiary of Electric Machinery was disposed of in January 2005. The 2004 revenues presented here do not include any amounts from the disposed unit.

19.	Quarterly restatements

During the fourth quarter of 2005, the Company reevaluated its accounting for the convertible note financing transactions discussed in Note 2. During the three, six and nine months ended March 31, June 30 and September 30, 2005, the Company accounted for the free standing warrants, embedded beneficial conversion options, and other derivative financial instruments associated with the convertible notes as equity. During the fourth quarter of 2005, management determined that these derivatives should be recorded as liabilities at fair value and thereafter adjusted to fair value at each subsequent reporting period until certain conditions are met, at which time such derivative liabilities can be classified into equity. As such, the unaudited quarterly financial information as previously reported has been restated as follows:

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Restatements for the three months ended March 31, 2005;

	BALANCE SHEET March 31, 2005
	As Originally Reported	Adjustments	As Restated
ASSETS
Current assets:
Cash	$6,639,765	$—	$6,639,765
Accounts receivable - net	5,700,077		5,700,077
Cost and estimated earnings in excess of billings on uncompleted contracts	1,236,719		1,236,719
Inventory	1,391,827		1,391,827
Prepaid expenses and other current assets	223,519		223,519

Total current assets	15,191,907	—	15,191,907

Property and equipment - net	4,107,426		4,107,426
Investments - at cost	300,000		300,000
Intangible assets	15,323,152		15,323,152
Loan costs and discounts	390,290		390,290
Other assets	276,897		276,897

	$35,589,672	$—	$35,589,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$71,786	$—	$71,786
Secured convertible notes payable	1,582,073	(1,582,073)	—
Accounts payable and accrued expenses	4,804,583		4,804,583
Billings in excess of cost and estimated earnings on uncompleted contracts	1,742,696	—	1,742,696

Total current liabilities	8,201,138	(1,582,073)	6,619,065

Secured convertible notes payable, non current	1,672,591	(1,672,591)	—
Derivative liabilities		13,049,742	13,049,742
Plan of reorganization obligations	3,393,359		3,393,359
Other liabilities	959,400		959,400

	14,226,488	9,795,078	24,021,566
Majority interest	1,200,000		1,200,000
Commitments and contingencies	—		—
Stockholders equity:
Common stock	49,141		49,141
Additional paid -in-capital	72,580,376	(6,600,000)	65,980,376
Accumulated deficit	(51,198,273)	(3,195,078)	(54,393,351)

	21,431,244	(9,795,078)	11,636,166
Less treasury stock (1,950,000 shares at cost)	(1,268,060)		(1,268,060)

	20,163,184	(9,795,078)	10,368,106

	$35,589,672	$—	$35,589,672

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	STATEMENT OF OPERATIONS Three Months Ended March 31, 2005
	As Originally Reported	Adjustments	As Restated
Revenue	$8,168,099	$—	$8,168,099
Cost of sales	6,247,451		6,247,451

Gross profit	1,920,648		1,920,648

Selling, general and administrative expenses	1,203,087		1,203,087
Research and development expenses	193,327		193,327

Income (loss) from operations before reorganization item, income taxes and majority interest	524,234	—	524,234

Other income (expense):
Gain on extinguishment of debt, bankruptcy	2,178,568		2,178,568
Miscellaneous income (expense)	30,263		30,263
Derivative gain (loss)		(6,449,742)	(6,449,742)
Interest expense	(3,334,094)	$3,254,664	(79,430)

Income (loss) before reorganization item, income taxes and majority interest	(601,029)	(3,195,078)	(3,796,107)

Reorganization item, professional fees related to bankruptcy and pursuit of claims	(323,661)		(323,661)

Loss before income taxes and majority interest	(924,690)	(3,195,078)	(4,119,768)

Income tax benefit			—

Loss before majority interest	(924,690)	(3,195,078)	(4,119,768)

Majority interest	(145,975)		(145,975)

Loss from continuing operations	(1,070,665)	(3,195,078)	(4,265,743)

Loss on disposal of discontinued operations	(137,636)		(137,636)

Net Loss	$(1,208,301)	$(3,195,078)	$(4,403,379)

Net Loss per common share	$(0.00)		$(0.012)

Weighted average shares outstanding	379,734,581		379,734,581

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Restatements for the three months ended June 30, 2005

	BALANCE SHEET June 30, 2005
	As Originally Reported	Adjustments	As Restated
ASSETS
Current assets:
Cash	$2,278,015	$—	$2,278,015
Accounts receivable - net	8,015,866		8,015,866
Cost and estimated earnings in excess of billings on uncompleted contracts	582,196		582,196
Inventory	1,351,835		1,351,835
Prepaid expenses and other current assets	55,975		55,975

Total current assets	12,283,887	—	12,283,887

Property and equipment - net	4,436,241		4,436,241
Investments - at cost	919,914		919,914
Intangible assets	15,323,152		15,323,152
Loan costs and discounts	729,202		729,202
Other assets	456,846		456,846

	$34,149,242	$—	$34,149,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$57,338	$—	$57,338
Secured convertible notes payable	2,376,482	(720,145)	1,656,337
Plan of reorganization obligations - current	97,614		97,614
Accounts payable and accrued expenses	3,463,433		3,463,433
Billings in excess of cost and estimated earnings on uncompleted contracts	1,128,327		1,128,327

Total current liabilities	7,123,194	(720,145)	6,403,049

Secured convertible notes payable, non current	1,755,701	(1,681,605)	74,096
Derivative liabilities		5,002,848	5,002,848
Other liabilities	952,502		952,502

	9,831,397	2,601,098	12,432,495
Majority interest	1,962,533		1,962,533
Commitments and contingencies	—		—
Stockholders equity:
Common stock	49,604		49,604
Additional paid -in-capital	74,364,827	(7,689,914)	66,674,913
Accumulated deficit	(50,791,059)	5,088,816	(45,702,243)

	23,623,372	(2,601,098)	21,022,274
Less treasury stock (1,950,000 shares at cost)	(1,268,060)		(1,268,060)

	22,355,312	(2,601,098)	19,754,214

	$34,149,242	$—	$34,149,242

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	STATEMENT OF OPERATIONS Three Months Ended June 30, 2005
	As Originally Reported	Adjustments	As Restated
Revenue	$9,753,062	$—	$9,753,062
Cost of sales	6,377,002		6,377,002

Gross profit	3,376,060		3,376,060

Selling, general and administrative expenses	2,036,095		2,036,095
Research and development expenses	127,324		127,324

Income (loss) from operations before reorganization item, income taxes and majority interest	1,212,641	—	1,212,641

Other income (expense):
Gain on extinguishment of debt, bankruptcy	1,804,739		1,804,739
Miscellaneous income (expense)	14,631		14,631
Derivative gain (loss)		8,046,893	8,046,893
Interest expense	(703,247)	$237,001	(466,246)

Income (loss) before reorganization item, income taxes and majority interest	2,328,764	8,283,894	10,612,658

Reorganization item, professional fees related to bankruptcy and pursuit of claims	(1,109,017)		(1,109,017)

Income before income taxes and majority interest	1,219,747	8,283,894	9,503,641

Income tax benefit	—		—

Income before majority interest	1,219,747	8,283,894	9,503,641

Majority interest	(812,533)		(812,533)

Income from continuing operations	407,214	8,283,894	8,691,108

Loss on disposal of discontinued operations			—

Net Income	$407,214	$8,283,894	$8,691,108

Net income per common share	$0.001		$0.018

Weighted average shares outstanding	491,922,517		491,922,517

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Restatements for the three months ended September 30, 2005

	BALANCE SHEET September 30, 2005
	As Originally Reported	Adjustments	As Restated
ASSETS
Current assets:
Cash	$1,060,763	$—	$1,060,763
Accounts receivable - net	8,058,899		8,058,899
Cost and estimated earnings in excess of billings on uncompleted contracts	1,602,100		1,602,100
Inventory	1,349,938		1,349,938
Prepaid expenses and other current assets	188,948		188,948

Total current assets	12,260,648	—	12,260,648

Property and equipment - net	4,624,356		4,624,356
Investments - at cost	798,350		798,350
Intangible assets	15,323,152		15,323,152
Loan costs and discounts	706,459		706,459
Other assets	438,899		438,899

	$34,151,864	$—	$34,151,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$85,963	$—	$85,963
Secured convertible notes payable	2,262,618	(747,161)	1,515,457
Accounts payable and accrued expenses	3,940,175		3,940,175
Billings in excess of cost and estimated earnings on uncompleted contracts	800,776		800,776

Total current liabilities	7,089,532	(747,161)	6,342,371

Secured convertible notes payable, non current	1,569,169	(1,398,327)	170,842
Derivative liabilities		3,752,609	3,752,609
Other liabilities	967,762		967,762

	9,626,463	1,607,121	11,233,584
Majority interest	2,198,617		2,198,617
Commitments and contingencies	—		—
Stockholders equity:
Common stock	59,804		59,804
Additional paid -in-capital	92,804,627	(5,219,914)	87,584,713
Accumulated deficit	(69,269,587)	3,612,793	(65,656,794)

	23,594,844	(1,607,121)	21,987,723
Less treasury stock (1,950,000 shares at cost)	(1,268,060)		(1,268,060)

	22,326,784	(1,607,121)	20,719,663

	$34,151,864	$—	$34,151,864

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	STATEMENT OF OPERATIONS Three Months Ended September 30, 2005
	As Originally Reported	Adjustments	As Restated
Revenue	$10,526,009	$—	$10,526,009
Cost of sales	7,879,108		7,879,108

Gross profit	2,646,901		2,646,901

Selling, general and administrative expenses	1,947,185		1,947,185
Related party stock based compensation	18,260,000		18,260,000
Research and development expenses	104,064		104,064

Income (loss) from operations before reorganization item, income taxes and majority interest	(17,664,348)	—	(17,664,348)

Other income (expense):
Gain on extinguishment of debt, bankruptcy	180,433		180,433
Miscellaneous income (expense)	59,962		59,962
Derivative gain (loss)		(1,219,761)	(1,219,761)
Interest expense	(490,461)	$(256,261)	(746,722)

Income (loss) before reorganization item, income taxes and majority interest	(17,914,414)	(1,476,022)	(19,390,436)

Reorganization item, professional fees related to bankruptcy and pursuit of claims	(278,030)		(278,030)

Income before income taxes and majority interest	(18,192,444)	(1,476,022)	(19,668,466)

Income tax benefit	—		—

Income before majority interest	(18,192,444)	(1,476,022)	(19,668,466)

Majority interest	(286,084)		(286,084)

Income from continuing operations	(18,478,528)	(1,476,022)	(19,954,550)

Loss on disposal of discontinued operations			—

Net Income	$(18,478,528)	$(1,476,022)	$(19,954,550)

Net income per common share	$(0.030)		$(0.041)

Weighted average shares outstanding	535,524,754		491,922,517

EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

20.	Discontinued Operations Restatement

Subsequent to the issuance of its 2005 financial statements on Form 10KSB, the Company determined that it had not properly classified the results of its 2005 discontinued operation in its comparative 2004 financial statements.

On January 1, 2005, the Company sold its subsidiary, EMEGC, as reported in Note 6. In accordance with SFAS 144, the prior period 2004 amounts relating to the operations and cash flows of the disposed unit are to be presented as discontinued operations for all periods presented. As a result, the accompanying consolidated statements of operations and cash flows for the year ended December 31, 2004 have been restated as follows:

	STATEMENT OF OPERATIONS Year Ended December 31, 2004
	As Originally Reported	Adjustments	As Restated

Revenue	$15,314,892	$(3,048,191)	$12,266,701
Cost of sales	11,209,802	(2,351,095)	8,858,707

Gross profit	4,105,090	(697,096)	3,407,994

Selling, general and administrative expenses	3,425,839	(433,066)	2,992,773
Research and development expenses	2,474,949		2,474,949

Income (loss) from operations before reorganization item, income taxes and majority interest	(1,795,698)	(264,030)	(2,059,728)

Other income (expense):
Gain on extinguishment of debt, bankruptcy	1,298,068		1,298,068
Miscellaneous income, net	333,214	(7,253)	325,961
Interest expense	(469,514)	3,299	(466,215)

Loss before reorganization item, income taxes and majority and minority interests	(633,930)	(267,984)	(901,914)

Reorganization item, professional fees related to bankruptcy and pursuit of claims	(1,202,829)		(1,202,829)

Loss before income taxes and majority interest	(1,836,759)	(267,984)	(2,104,743)

Income tax benefit			—

Loss before majority interest	(1,836,759)	(267,984)	(2,104,743)

Majority and minority interests	(430,230)		(430,230)

Loss from continuing operations	(2,266,989)	(267,984)	(2,534,973)

Income (loss) from operations of discontinued operations (including loss on disposal of $137,636 in 2005)	—	267,984	267,984

Net Loss	$(2,266,989)	$—	$(2,266,989)

	STATEMENT OF CASH FLOWS
	Year Ended December 31, 2004
	As Originally
	Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss:	$(2,266,989)		$(2,266,989)
Adjustments to reconcile net loss to net cash flows from operating activities
Expenses funded through stock issuance	1,800,000		1,800,000
Intangible asset impairment	142,900		142,900
Majority/minority interest in net income (loss)	430,230		430,230
Depreciation and amortization	77,342	(30,886)	46,456
Gain on cancellation of debt	(1,298,068)		(1,298,068)
(Income) loss from discontinued operations		(267,984)	(267,984)
Increase (decrease) in cash due to changes in:
Accounts receivable	(1,047,553)	58,140	(989,413)
Cost and estimated earnings in excess of billings on uncompleted contracts	620,585	(98,291)	522,294
Inventory	336,520	(25,362)	311,158
Prepaid expenses and other assets	395,980	136,152	532,132
Accounts payable and accrued expenses	(2,636,730)	260,273	(2,376,457)
Billings in excess of cost and estimated earnings on uncompleted contracts	(225,119)	(194,116)	(419,235)
Accrued interest on related party payables	244,571		244,571

Net cash flows from operating activities	(3,426,331)	(162,074)	(3,588,405)

Cash flows from investing activities:
Acquisition of property and equipment	(2,376,545)	117,898	(2,258,647)
Cash acquired in business acquisition	3,174,317		3,174,317

Net cash flows from investing activities	797,772	117,898	915,670

Cash flows from financing activities:
Proceeds from notes payable and related party	4,107,413	(119,889)	3,987,524
Repayment of long term debt		13,257	13,257

Net cash flows from financing activities	4,107,413	(106,632)	4,000,781

Net change in cash	1,478,854	(150,808)	1,328,046
Cash, beginning of year	3,529	—	3,529

Cash, end of year	$1,482,383	$(150,808)	$1,331,575

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.

The aggregate fees billed by Aidman, Piser & Company, P.A. for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, the review of the financial statements included in the Company’s Forms 10-QSB and Forms 8K totaled $161,505 and $91,200 as follows:

	2005	2004
Audit fees	$91,385	$66,850
Audit related fees	70,120	24,350
Tax fees	—	—
All others	—	—

	$161,505	$91,200

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by the Registrant in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$1,822.09
Accounting Fees and Expenses	$10,000	*
Legal Fees and Expenses	$45,000	*
Miscellaneous	$5,000	*

Total	$61,822.09	*

*	Estimated

ITEM 6.	RECENT SALES OF UNREGISTERED SECURITIES

To obtain funding for general corporate purposes we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation (“Laurus”), pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus include the following:

•	a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;
•	a secured convertible term note with a principal amount of $3,000,000;
•	a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and
•	an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years

At the closing of the foregoing financing from Laurus, on March 31, 2005, we received $3,000,000 in connection with the convertible term note. In addition, we are permitted to borrow an aggregate principal amount not to exceed

$5,000,000, based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus. As of December 15. 2005 the principal amount outstanding under the revolving note is $4,000,000 and the principal amount outstanding under the convertible minimum borrowing note is $1,000,000.

The above offerings and sales were exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by Laurus, we have made independent determinations that Laurus is an accredited or sophisticated investor, and that is was capable of analyzing the merits and risks of its investment, and that it understood the speculative nature of their investment. Furthermore, Laurus was provided with access to our Securities and Exchange Commission filings.

ITEM 27.	EXHIBITS

Exhibit	Description

3.1	Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on April 30, 2004 (*****)

3.2	By-Laws of the Company. (*)

3.3	Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on November 24, 1998. (**)

3.4	Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on March 30, 1999. (**)

3.5	Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on June 26, 2000. (***)

3.6	Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on February 28, 2001. (***)

4.1	Security and Purchase Agreement, dated as of March 30, 2005, by and among Laurus Master Fund, Ltd. and EarthFirst Technologies, Incorporated. (****)

4.2	Security Agreement, dated as of March 30, 2005, between Laurus Master Fund, Ltd., EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc. (****)

4.3	Master Security Agreement, dated as of March 30, 2005, by EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., in favor of Laurus Master Fund, Ltd. (****)

4.4	Guaranty, dated as of March 30, 2005, by EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., in favor of Laurus Master Fund, Ltd. (****)

4.5	Secured Revolving Note issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.6	Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.7	Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.8	Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd. (****)

4.9	Option issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.10	Registration Rights Agreement, dated as of March 30, 2005, by and between Laurus Master Fund, Ltd. and EarthFirst Technologies, Incorporated. (****)

4.11	Stock Pledge Agreement, dated as of March 30, 2005, by and between Laurus Master Fund, Ltd., EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc. (****)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP +

21.1	Subsidiaries of the small business issuer (******)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

23.2	Consent of Aidman, Piser & Company, P.A. +

24.1	Power of Attorney (******).

*	Previously filed as Exhibits to, and incorporated by reference from, the Registrant’s 1997 Form 10-KSB on March 11, 1998.
**	Previously filed as Exhibits to, and incorporated by reference from, the Registrant’s 1999 Form 10-KSB on May 12, 2000.
***	Previously filed as Exhibits to, and incorporated by reference from, the Registrant’s 2000 Form 10-KSB on April 16, 2001.
****	Previously filed as Exhibits to, and incorporated by reference from, the Registrant’s Form 8-K on April 6, 2005.
*****	Previously filed as Exhibits to, and incorporated by reference from, the Registrant’s 2004 Form 10-KSB on April 15, 2005
******	Previously filed as Exhibits to, and incorporated by reference from, the Registrant’s Form SB-2 on May 27, 2005.
+	Filed herewith.

II-2

ITEM 28.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 19th day of January 2007.

EARTHFIRST TECHNOLOGIES, INCORPORATED

By:	/s/ John Stanton
John Stanton Chief Executive Officer and President

By:	/s/ Frank W. Barker, Jr
Frank W. Barker, Jr Chief Financial Officer (Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Stanton his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Stanton John Stanton	Chief Executive Officer, President and Chairman of the Board of Directors	January 19, 2007

/s/ Frank W. Barker, Jr Frank W. Barker, Jr	Chief Financial Officer (Principal Accounting and Financial Officer)	January 19, 2007

/s/ Jaime Jurado Jaime Jurado	Vice Chairman of the Board of Directors	January 19, 2007

/s/ Nicholas R. Tomassetti Nicholas R. Tomassetti	Director	January 19, 2007

David E. Crow Dr. David E. Crow	Director	January 19, 2007

Barry Markowitz Barry Markowitz	Director	January 19, 2007

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